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                                                                    EXHIBIT 4.11

                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement (the "Agreement") is executed and made effective as of this 12th day of February, 2003, by and among GLAMIS de MEXICO, S.A. DE C.V., a corporation organized and existing under the laws of Mexico ("Glamis"), RALEIGH MINING INTERNATIONAL LIMITED, a company organized and existing under the laws of the Province of Ontario, Canada ("Raleigh"), METALLICA RESOURCES INC., a Canadian federal corporation ("Metallica"), and MINERA SAN XAVIER, S.A. de C.V., a company organized and existing under the laws of Mexico ("MSX"). Glamis, Raleigh, Metallica and MSX are at times referenced in this Agreement individually as a "Party" and collectively as the "Parties".

                                    RECITALS

         A. Glamis is the owner of fifty percent (50%) of all of the issued and outstanding capital stock of MSX.

         B. Raleigh is the owner of the other fifty percent (50%) of all of the issued and outstanding capital stock of MSX.

         C. Raleigh wishes to buy from Glamis, and Metallica, as the parent company of Raleigh, wishes for Raleigh to buy from Glamis, all of the issued and outstanding capital stock of MSX owned by Glamis (the "Shares"), all on the terms and conditions hereinafter set forth, such that, following such purchase, Raleigh shall own all of the issued and outstanding capital stock of MSX.

         D. Glamis is willing to sell the Shares to Raleigh on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1. Exhibits. The following Exhibits are attached to and by this reference made a part of this Agreement:

                Exhibit A - Properties and other MSX Assets
                          Exhibit A-1: Properties
                          Exhibit A-2: Other MSX Assets
                Exhibit B - Escrow Instructions
                Exhibit C - Promissory Note
                Exhibit D - Royalty Deed (Net Smelter Return Production Royalty)

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                Exhibit E - Amended and Restated Shareholders Agreement
                Exhibit F - Termination Agreement
                Exhibit G - Guaranty
                Exhibit H - List of Transferred Employees

2. Definitions. As used in this Agreement and in the Exhibits hereto, the following terms shall have the meanings set forth below.

         "ADDITIONAL SHARES" shall have the meaning assigned to it in Section 8(a).

         "AFFILIATE" shall mean any person, partnership, joint venture, corporation or other entity or form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, a Party. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of a majority of voting securities, contract, ability to appoint a majority of a board of directors, voting trust or otherwise.

         "AMENDED AND RESTATED SHAREHOLDERS AGREEMENT" shall mean the Amended and Restated Shareholders Agreement attached to this Agreement as Exhibit E pursuant to which the MSX Shareholders Agreement is amended and restated in its entirety.

         "CERRO SAN PEDRO PROJECT" shall mean the Cerro San Pedro gold and silver mining project in San Luis Potosi, Mexico, that is owned and operated by MSX.

         "CLOSING" shall mean the completion of the purchase and sale of the Shares as provided in Section 6.

         "EFFECTIVE DATE" shall mean the date on which this Agreement has been fully executed and delivered by each of the Parties and each of the Parties has made the deliveries to the other Party required of it by Section 6 of this Agreement.

         "ESCROW AGENT" shall mean L. Steve Wagner, LLC.

         "ESCROW DOCUMENTS" shall mean the documents to be delivered to the Escrow Agent pursuant to Section 6(f) of this Agreement.

         "ESCROW PERIOD" means the period commencing on the Effective Date and ending on the date that all of the Escrow Documents have been delivered to the Parties in accordance with Sections 6(g) and (h) of this Agreement and with the Escrow Instructions.

         "ESCROW INSTRUCTIONS" shall mean the Escrow Instructions to be delivered by Glamis, Raleigh and MSX to the Escrow Agent at Closing pursuant to
Section 6(f) of this Agreement. The Escrow Instructions shall be in the form of the attached Exhibit B.

         "GUARANTY" shall mean the undertaking by Metallica to guarantee the full and timely performance of all of Raleigh's and MSX's obligations under this Agreement and under the terms of the Promissory Note, the Royalty Deed, the Termination Agreement, and any other

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instruments executed and delivered to Glamis pursuant to this Agreement or the
Escrow Instructions. The Guaranty shall be in the form attached to this Agreement as Exhibit G.

         "INITIAL PAYMENT" shall mean the sum of Two Million Dollars (US$2,000,000) plus fifty percent (50%) of the Working Capital of MSX as of December 31, 2002, which shall be paid on the Effective Date.

         "JOINT SEVERANCE OBLIGATIONS" means all severance pay, accrued benefits and other consideration that are payable to the Transferred Employees upon the termination of their employment with SSX pursuant to Section 7(c).

         "MSX ASSETS" shall mean the Properties and all other real and personal property, tangible and intangible, held or owned by MSX on the Effective Date, including, but not limited to the MSX Assets described in Exhibit A-1 and Exhibit A-2.

         "MSX SHAREHOLDERS AGREEMENT" shall mean that certain Stock Acquisition and Shareholders' Agreement effective as of January 21, 1998 among Glamis, as the successor in interest to Cambior de Mexico, S.A. de C.V., Raleigh, and MSX.

         "NET SMELTER RETURN PRODUCTION ROYALTY" shall mean the royalty on the production of minerals from the Cerro San Pedro Project to be conveyed to Glamis by Raleigh as partial consideration for the Shares, such royalty to be conveyed by the Royalty Deed in accordance with Section 6. The Net Smelter Return Production Royalty is more particularly defined in Exhibit D.

         "PROMISSORY NOTE" shall mean the Promissory Note in the principal amount of Sixteen Million Dollars (US$16,000,000) from Raleigh, as maker, and Metallica, as guarantor, to Glamis, as holder, that is to be delivered by Raleigh to the Escrow Agent pursuant to Section 6(f). The Promissory Note shall be in the form attached to this Agreement as Exhibit C.

         "PROPERTIES" shall mean those interests in the real property, concessions, minerals, mineral rights, surface rights, water rights, easements and related mining and other property rights described in the attached Exhibit A-1 and/or that are acquired or held by MSX or any of its Affiliates for the benefit of the Cerro San Pedro Project on or after the Effective Date, together with all replacements, renewals or extensions of the foregoing.

         "PURCHASE PRICE" means the price payable to Glamis for the Shares, which price shall be Eighteen Million Dollars (US$18,000,000) under the conditions set forth in Section 5 plus fifty percent (50%) of the Working Capital of MSX as of the date of Closing.

         "ROYALTY DEED" shall mean the Royalty Deed, in the form attached to this Agreement as Exhibit D, by which the Net Smelter Return Production Royalty shall be conveyed by MSX to Glamis pursuant to Section 4(a) and Section 6(f). The term "Royalty Deed" also shall mean and include, when and as the context requires, such additional instruments evidencing the Net Smelter Production Royalty as may be necessary or desirable to properly transfer to Glamis and register the Net Smelter Production Royalty under the laws of Mexico.

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         "SHARES" means all of the issued and outstanding capital stock of MSX owned by Glamis.

         "SSX" means Servicio San Xavier, S.A. de C.V., an Affiliate of Glamis.

         "SSX SERVICE AGREEMENT" means that certain Service Agreement dated January 21, 1998, between MSX and SSX with regard to the provision by SSX of certain services to MSX.

         "TERMINATION AGREEMENT" means that certain Termination Agreement, in the form of the attached Exhibit F, pursuant to which the SSX Service Agreement shall be terminated.

         "TRANSFERRED EMPLOYEES" shall mean those individuals who, prior to the Effective Date, were employees of SSX who were assigned to and worked for the benefit of MSX pursuant to the SSX Service Agreement and whom Raleigh has notified Glamis that it wishes to hire from and after the Effective Date. The Transferred Employees are specifically identified on the attached Exhibit H.

         "WORKING CAPITAL" means the value of the current assets, including IVA recoverables, of MSX less the following: (1) current liabilities of MSX, calculated and determined as provided in Section 5(b), and (2) the Joint Severance Obligations. As used in this Agreement, the term "IVA" means value added taxes or similar or related taxes, levies, tariffs and assessments.

3.       Representations and Warranties.

                  (a) Mutual Representations and Warranties. Each of Raleigh and Metallica represent and warrant to Glamis, and Glamis represents and warrants to Raleigh and Metallica, effective as of the Effective Date, as follows: (i) it is a corporation duly incorporated, validly existing, and in good standing in its jurisdiction of incorporation; (ii) it has the necessary corporate power, authority and capacity to execute and deliver this Agreement and to perform the transactions contemplated herein; (iii) the execution of this Agreement and the completion of the transaction described herein will not violate or result in the breach of any bylaw, agreement, covenant, law, rule, regulation or administrative order or other legal restriction or requirement by which either Party or its properties may be bound; and (iv) upon due execution and delivery, this Agreement shall constitute its valid agreement, binding and enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and except as may be limited by general principles of equity.

                  (b) Glamis' Additional Representations and Warranties. Glamis represents and warrants to Raleigh and Metallica, effective as of the Effective Date, as follows: (i) Glamis is the lawful and registered owner of the Shares, free and clear of all claims, liens, encumbrances, assessments and rights of third parties, and no third party has subscribed to or has any right to subscribe to the purchase or other acquisition of any of the Shares; and (ii) neither Glamis nor MSX will be required to give any notice to or obtain any consent from any person, entity or governmental authority in connection with the execution and delivery of this Agreement, the

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transfer to Raleigh of the Shares or completion of any other actions by Glamis contemplated herein.

                  (c) Raleigh's Additional Representations and Warranties. Raleigh represents and warrants to Glamis, effective as of the Effective Date, that Raleigh is the lawful and registered owner of fifty percent (50%) of all of the issued and outstanding capital stock of MSX.

                  (d) Metallica's Additional Representations and Warranties. Metallica represents and warrants to Glamis, effective as of the Effective Date, as follows: (i) Metallica is the direct corporate parent of Raleigh and owns all of the issued and outstanding capital stock of Raleigh;
(ii) as the direct corporate parent of Raleigh, Metallica will receive direct and indirect benefits from Glamis' sale of the Shares to Raleigh and Raleigh's purchase of the Shares from Glamis pursuant to this Agreement.

4. Purchase and Sale/Consideration. Glamis agrees to sell to Raleigh, and Raleigh agrees to purchase from Glamis, all of Glamis' right, title and interest in and to the Shares. In consideration of the sale of the Shares to Raleigh, Raleigh shall pay to Glamis the Purchase Price and MSX shall convey and pay to Glamis the Net Smelter Return Royalty. In consideration of the direct and indirect benefits to be received by Metallica as a result of Glamis' sale of the Shares to Raleigh, and as a material inducement to Glamis to enter into this Agreement and sell the Shares to Raleigh, Metallica agrees to guarantee the performance of the respective obligations of Raleigh and MSX under this Agreement, the Promissory Note, the Royalty Deed, the Termination Agreement, the Escrow Instructions and all other instruments executed by Raleigh or MSX pursuant to this Agreement, all as more particularly provided in the Guaranty.

5.       Calculation and Payment of Purchase Price.

                  (a) Payment of Purchase Price. The Purchase Price shall be the sum of Eighteen Million Dollars (US$18,000,000) under the conditions set forth in this Section 5 plus fifty percent (50%) of the Working Capital of MSX as of the Effective Date and shall be payable as follows:

                           (i) Two Million Dollars (US$2,000,000) plus fifty percent (50%) of the Working Capital of MSX as of December 31, 2002 (the "Initial Payment"), shall be paid at Closing as specified in Section 6. The Working Capital of MSX as of December 31, 2002 was zero Dollars (US$0), hence the Initial Payment shall be Eighteen Million Dollars (US$18,000,000).

                           (ii) Five Million Dollars (US$5,000,000) shall be paid at the earliest to occur of the following: (A) six (6) months after the Effective Date or (B) three (3) business days following the date on which Raleigh, MSX or Metallica both (X) completes and receives the proceeds from a public or private debt or equity financing which provides net proceeds to Raleigh, MSX or Metallica of not less than Five Million dollars (US$5,000,000) and (Y) receives all permits and approvals necessary to commence development and construction activities at the Cerro San Pedro Project.

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                           (iii)    Six Million Dollars (US$6,000,000) shall be
                  payable twelve (12) months after the Effective Date, provided, however, that if Raleigh and Metallica do not have the financial ability to make such payment in cash, then Metallica may make all or part of that payment by delivering to Glamis fully registered and freely tradable common shares of Metallica, together with such duly executed stock powers or endorsements as are necessary to properly transfer the Metallica shares from Metallica to Glamis under the laws of Canada. The shares so delivered shall be priced at the greatest allowable discount under applicable Canadian and/or TSE rules from the average closing price of Metallica's shares on the Toronto Stock Exchange for twenty (20) trading days preceding the date on which the payment became due to Glamis. In the event that Metallica elects to deliver common shares to Glamis in lieu of cash as provided in this Section 5(a)(iii), the following terms and covenants shall apply:

                                    (A)      In the event that Glamis wishes to
                           sell more than one hundred thousand (100,000) of Metallica's shares during any ten (10) day trading period, Glamis shall provide Metallica not less than forty-eight (48) hours prior notice to afford Metallica the opportunity to place the shares at the then-prevailing market price. If Metallica is unable to place the shares or fails to respond to Glamis with the forty-eight (48) hour period, Glamis shall be free to sell the shares in the open market;

                                    (B)      In the event that Metallica intends
                           to conduct any equity financing by way of public issue or private placement while Glamis still holds Metallica shares, Metallica shall notify Glamis of the same and shall provide Glamis the opportunity, exercisable at Glamis' sole discretion, to sell all or a portion of its shares in the same transaction. The maximum number of Glamis' shares to be included in the equity financing shall be the same percentage of the total shares to be issued as the Glamis' shares represent of the total issued and outstanding shares of Metallica prior to the equity financing; and

                                    (C)      Metallica shall warrant to Glamis,
                           at the time of delivery of Metallica's shares, that:
                           (i) Metallica is the lawful and registered owner of Metallica's shares, free and clear of all claims, liens, encumbrances, assessments and rights of third parties; (ii) no third party has subscribed to or has any right to subscribe to the purchase or other acquisition of Metallica's shares; and (iii) neither Glamis nor Metallica is or will be required to give any notice to or obtain any consent from any person, entity or governmental authority in connection with the transfer to Glamis of Metallica's shares.

                           (iv)     Two Million Five Hundred Dollars
                  (US$2,500,000) payable five (5) business days following the date on which MSX commences the commercial production of minerals at the Cerro San Pedro Project. For purposes of this Agreement, the commencement of commercial production shall be deemed to

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                  have occurred on the date that a cumulative total of ten
                  thousand (10,000) gold-equivalent ounces of dore or mineral concentrate from production from the Cerro San Pedro Project has been delivered for refining to a commercial refiner.

                           (v)      Two Million Five Hundred Dollars
                  (US$2,500,000) payable twelve (12) months following the date on which MSX commences the commercial production of minerals at the Cerro San Pedro Project.

                  (b) Adjustment to Purchase Price. The Parties acknowledge and agree that the Purchase Price is to be the sum of Eighteen Million Dollars (US$18,000,000) under the conditions set forth in this Section 5 plus fifty percent (50%) of the Working Capital of MSX as of the Effective Date but that the Working Capital of MSX as of the Effective Date has not yet been determined. Therefore, the Parties agree that, within thirty (30) days following Closing, Raleigh shall prepare and furnish to Glamis a full and complete accounting of the Working Capital of MSX as of the Effective Date. Within ten (10) days following Glamis' receipt of the accounting, any difference between the Working Capital as of December 31, 2002 and the Working Capital as of the Effective Date shall be settled and paid as follows: (i) if the Working Capital as of the Effective Date exceeds the Working Capital as of December 31, 2002, Raleigh shall pay one-half (1/2) of the difference to Glamis; and (ii) if the Working Capital as of December 31, 2002 exceeds the Working Capital as of the Effective Date, Glamis shall pay one-half (1/2) of the difference to Raleigh.

6.       Closing: Delivery and Distribution of Documents.

                  (a) Place and Date. The Closing of the purchase and sale of the Shares shall take place at the offices of Ducker, Montgomery, Lewis & Aronstein, P.C., 1560 Broadway, Suite 1400, Denver, Colorado, or at some other mutually agreed place on the Effective Date, concurrent with the final execution of this Agreement.

                  (b) Documents to be Delivered by Raleigh to Glamis. At Closing, Raleigh shall deliver to Glamis the following:

                           (i) The Initial Payment by wire transfer in immediately available funds;

                           (ii) A certified resolution of the Board of Directors of Raleigh authorizing this Agreement and completion of the transaction contemplated herein; and

                           (iii) A certificate duly executed by an authorized officer of Raleigh confirming that the representations and warranties of Raleigh provided in this Agreement remain true and correct as of the date of final execution.

                  (c) Documents to be Delivered by Glamis to Raleigh. At Closing, Glamis shall deliver to Raleigh the following:

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                           (i)      A certified resolution of the Board of
                  Directors of Glamis authorizing this Agreement and completion of the transaction contemplated herein; and

                           (ii)     Duly executed resignations of Kevin
                  McArthur, Charles Jeannes and James Voorhees as officers and members of the Board of Directors of MSX; and

                           (iii) The Termination Agreement, in the form attached hereto as Exhibit E and duly executed by an authorized officer of SSX, which Termination Agreement also shall be executed by MSX; and

                           (iv) Possession of the MSX Assets, including the offices, equipment and other personal property of MSX located at the Cerro San Pedro Project site, and all MSX books and records in the possession or under the control of Glamis, wherever located.

                  (d) Documents to be Delivered by MSX to Glamis. At Closing, MSX shall deliver to Glamis the following:

                           (i) A certified resolution of the Board of Directors of MSX authorizing this Agreement and completion of the transaction contemplated herein;

                           (ii) The Termination Agreement, in the form of the attached Exhibit E duly executed by an authorized officer of MSX, which Termination Agreement also shall be executed by SSX.

                  (e) Documents to be Delivered by Metallica to Glamis. At Closing, Metallica shall deliver to Glamis the following:

                           (i) A certified resolution of the Board of Directors of Metallica authorizing this Agreement and completion of the transaction contemplated herein; and

                           (ii) The Guaranty, duly executed by an authorized officer of Metallica, in the form of Exhibit G.

                  (f) Documents to be Delivered into Escrow. At Closing, Raleigh and Glamis shall execute and deliver, and Raleigh shall cause MSX to execute and deliver, to the Escrow Agent the Escrow Instructions, duly executed by an authorized officer of each of Raleigh, Glamis and MSX, and the Escrow Documents as specified in this Section 6(f). The Escrow Instructions so delivered shall be in the form attached to this Agreement as Exhibit A.

                           (i) Glamis shall deliver to the Escrow Agent the Shares, along with such duly executed stock powers or endorsements as are necessary to properly transfer the Shares from Glamis to Raleigh under the laws of Mexico;

                           (ii) Raleigh and Metallica shall deliver to the Escrow Agent a Promissory Note executed by an authorized officer of Raleigh, as Maker, and of Metallica, as Guarantor, to Glamis, as Holder, in the amount of Sixteen Million Dollars (US$16,000,000) payable in installments as specified in
                  Section 5(a)(ii)-5(a)(v). The Promissory Note shall be in the form attached to this Agreement as Exhibit C;

                           (iii) MSX shall deliver to the Escrow Agent the Royalty Deed, along with such additional instruments evidencing the Net Smelter Production Royalty as may be necessary or desirable to properly transfer to Glamis and register the Net Smelter Production Royalty under the laws of Mexico, all duly executed by an authorized officer of MSX. The Royalty Deed shall be in the form attached to this Agreement as Exhibit D;

                           (iv) Raleigh, Glamis and MSX shall deliver to the Escrow Agent duplicate originals of an Amended and Restated Shareholders Agreement, duly executed by an authorized officer of each of Glamis, Raleigh and MSX. The Amended and Restated Shareholders Agreement shall be in the form attached to this Agreement as Exhibit E.

The Escrow Documents so delivered to the Escrow Agent shall be held and distributed by the Escrow Agent as and when provided in Section 6(g) and Section 6(h).

                  (g) Escrow Instructions: Default in Payment. In the event that the first installment due under the Promissory Note (being the same payment required by Section 5(a)(ii) of this Agreement) is not made to Glamis at the time such payment is due (or within the curative period as provided in the Promissory Note), Glamis shall provide written notice to the Escrow Agent of such non-payment. Upon receipt of such notice, and in accordance with the Escrow Instructions, the Escrow Agent shall do the following:

                           (i) return to Glamis the Shares and other documents described in Section 6.f(i); and

                           (ii) date both duplicate originals of the Amended and Restated Shareholders Agreement as of the date on which the Shares are returned to Glamis.

Upon receipt by the Escrow Agent from Glamis that Raleigh has delivered the Additional Shares as required by Section 8(a) of this Agreement, and in accordance with the Escrow Instructions, the Escrow Agent shall do the following:

                           (iii)    return to Raleigh the Promissory Note;

                           (iv)     return to MSX the Royalty Deed; and

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

                           (v) deliver to each of Glamis and Raleigh one duplicate original of the Amended and Restated Shareholders Agreement.

Upon and in connection with the distribution of the Escrow Documents pursuant to this Section 6(g), the provisions of Section 8 below shall apply.

                  (h) Escrow Instructions: Non-Default in Payment. In the event that the first installment due under the Promissory Note is made to Glamis at the time such payment is due (or within the curative period as provided in the Promissory Note), Glamis shall provide written notice to the Escrow Agent of the fact of such payment. Upon receipt of such notice, and in accordance with the Escrow Instructions, the Escrow Agent shall do the following:

                           (i) deliver to Raleigh the Shares and other documents described in Section 6.f(i);

                           (ii) deliver to Glamis the Promissory Note and Royalty Deed; and

                           (iii) mark each of the duplicate originals of the Amendment to MSX Shareholders Agreement "VOID" and shall return one of each voided original to Raleigh and Glamis.

                  (i) Mutuality of Obligations. The obligations of each Party to deliver the items specified in this Section and to complete the transactions contemplated in this Agreement shall be conditioned upon and subject to the complete and timely performance by the other Parties of their respective obligations hereunder.

7. Covenants of Parties Following Closing. Following Closing and the final execution and delivery of this Agreement and the other instruments to be executed and delivered at Closing, the Parties covenant and agree as follows:

                  (a) Adjustment to Working Capital and Purchase Price. Glamis and Raleigh shall make the adjustments to the Working Capital and the Purchase Price as required by Section 5(b).

                  (b) Payments to SSX. Raleigh and MSX shall take all action necessary to ensure that SSX is paid promptly for all services rendered to MSX through the Effective Date pursuant to the SSX Service Agreement.

                  (c) Transferred Employees. From and after the Effective Date, the Transferred Employees shall be the employees of a service company to be determined by Metallica, and Raleigh shall be responsible for and shall pay to the Transferred Employees the following: (i) all salaries, wages and benefits for the Transferred Employees; and (ii) all severance pay, accrued benefits, and other consideration that may become payable to the Transferred Employees by virtue of the termination of their employment with SSX, other than Joint Severance Obligations, which are to be included in Working Capital and will be shared by Raleigh and Glamis equally upon the making of the adjustments to Working Capital as required by Section 5(b). All salaries, wages, benefits, severance pay, accrued benefits and other

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consideration that may become payable to employees of SSX other than the
Transferred Employees shall remain the sole obligation of SSX.

                  (d) No Solicitation. With the exception of the Transferred Employees, Raleigh and Metallica agree that for a period of one (1) year following the Effective Date, neither shall make any offer of employment or otherwise solicit for employment any person presently employed by Glamis or any of its Affiliates, including, without limitation, SSX, without the prior written consent of Glamis.

                  (e) Glamis Assets. The Parties acknowledge that, as of the Effective Date, Glamis maintains books and records and other assets (the "Glamis Assets") relating to SSX and other of its Mexican Affiliates at the offices of MSX. For a period of sixty (60) days following the Closing and the transfer of possession of the MSX offices to Raleigh, Glamis shall have access to the MSX offices for the purposes of removing (including, but not limited to, from electronic storage) the Glamis Assets.

                  (f) Further Assistance. For a period of up to six (6) months following Closing, Glamis agrees to make available or cause to be made available to MSX the services of SSX's employees, William Dodge ("Dodge") and Luis Felipe Medina ("Medina"), for telephone and personal consultations as reasonably necessary to MSX in connection with its permitting activities for the Cerro San Pedro Project. Such consultations shall be limited so as not to materially interfere with Dodge's or Medina's activities for the benefit of SSX and/or Glamis. All expenses incurred by Glamis, SSX, Dodge or Medina in connection with Dodge's and/or Medina's consultations shall be paid by MSX.

                  (g) Maintenance of MSX Assets - Affirmative Covenants. During the Escrow Period Raleigh and MSX shall do the following:

                           (i) maintain the MSX Assets free and clear of all claims, liens, encumbrances, assessments and rights of third parties;

                           (ii)     make all payments and perform all
                  obligations required by leases, licenses, permits, concessions, contracts and other agreements related to or included in Properties or the MSX Assets;

                           (iii) maintain the Properties and all leases, licenses, permits, concessions, contracts and other agreements related to or included in the Properties in full force and effect; and

                           (iv) maintain the financial and operating condition and status of MSX, the Properties and other MSX Assets in no worse condition than existed on the Effective Date.

In addition, during the same period Raleigh shall maintain the shares of MSX free and clear of all claims, liens, encumbrances, assessments and rights of third parties. Notwithstanding the foregoing, Raleigh and/or MSX, as the case may be, may enter into agreements or commitments to encumber the MSX Assets and/or the MSX Shares, provided that such agreements and commitments shall, expressly and in writing, become effective only upon expiration of the Escrow Period by Raleigh's payment to Glamis of the installment of the Purchase Price described in Section 5(a)(ii) and the subsequent delivery to Glamis of the Royalty Deed and Promissory Note pursuant to Section 6(h) of this Agreement, and that such agreements and commitments shall be null and void ab initio in the event that the such payment is not made timely and the Escrow Documents are distributed as provided in Section 6(g) of this Agreement.

                  (h) Maintenance of MSX Assets - Negative Covenants. During the Escrow Period Raleigh and MSX shall be prohibited from doing the following:

                           (i) disposing of all or a substantial part of the MSX Assets necessary to achieve the purposes of the business of MSX;

                           (ii) commencing of the liquidation of the business of MSX;

                           (iii) pledging, mortgaging, encumbering or otherwise burdening any of the MSX Assets or the shares of MSX;

                           (iv)     issuing additional shares of MSX;

                           (v) incurring any material expenditures on behalf of MSX other than in the ordinary course of business;

                           (vi) incurring on the part of MSX any new or additional liabilities other than in the ordinary course of business; and

                           (vii) incurring on the part of MSX any new indebtedness.

In addition, during the same period, Raleigh shall not sell any of the shares of MSX or enter into any commitment or agreement with respect to any such sale. Notwithstanding the foregoing, Raleigh and/or MSX, as the case may be, may enter into agreements or commitments to do any of the foregoing, provided that such agreements and commitments shall, expressly and in writing, become effective only upon expiration of the Escrow Period by Raleigh's payment to Glamis of the installment of the Purchase Price described in Section 5(a)(ii) and the subsequent delivery to Glamis of the Promissory Note and Royalty Deed pursuant to Section 6(h) of this Agreement, and that such agreements and commitments shall be null and void ab initio in the event such payment is not made timely and the Escrow Documents are delivered as provided in Section 6(g) of this Agreement.

                  (i) Liabilities. Raleigh shall be solely responsible for all costs, expenses, liabilities and obligations associated with, arising out of or relating to MSX or the Cerro San Pedro Project ("Claims") incurred from and after the Effective Date; provided, however, that in the event that the Escrow Period expires by the delivery to Glamis of the Escrow Documents as provided in
Section 6(g) ("Escrow Instructions: Default in Payment'), any Claims ("Pre-Existing Condition Liabilities") incurred or accruing during the Escrow Period that arise solely out of conditions on the Property in existence on the Effective Date, but excluding all Claims caused by an exacerbation of those conditions occurring during the Escrow Period shall be borne by MSX and funded equally by Raleigh and Glamis. Raleigh and Metallica jointly and severally agree to hold harmless and indemnify Glamis and Glamis' Affiliates, and their respective officers, directors, employees and shareholders (collectively, the "Indemnified Parties"), from and against all Claims (other than Pre-Existing Condition Liabilities if and only if MSX becomes responsible for such Pre-Existing Condition Liabilities pursuant to the preceding sentence) and from and against all costs and expenses (including, but not limited to, reasonable attorneys' fees and court costs) incurred by the Indemnified Parties in defending, settling, compromising, appealing and paying a final judgment on any Claim.

                  (j) Further Assurances. At and after Closing, each of the Parties shall execute and deliver to the others such additional documents as may be necessary or desirable, in the reasonable opinion of any Party, to effectuate and confirm the transactions contemplated by this Agreement. Raleigh agrees that, following Closing, it shall cause MSX to execute and deliver to Glamis such additional documents as may be necessary or desirable, in the reasonable opinion of any Party, to effectuate and confirm the Royalty Deed and the Net Smelter Production Royalty conveyed by the Royalty Deed.

8.       Remedies of Glamis.

                  (a) Return of Shares. In the event that the payment required by Section 5(a)(ii) of this Agreement is not timely made to Glamis as provided in the Promissory Note, the provisions of this Section 8(a) shall apply.

                           (i) Upon return of the Shares to it by the Escrow Agent, as provided in Section 6(g) of this Agreement and in the Escrow Instructions, Glamis shall retain the Initial Payment as reasonable liquidated damages for the breach of this Agreement;

                           (ii) Without further consideration but as additional liquidated damages, Raleigh promptly shall transfer to Glamis a number of shares of capital stock in MSX held by it equal to one percent (1%) of the issued and outstanding shares of MSX (the "Additional Shares"), such that upon the return of the Shares and the transfer of the Additional Shares, Glamis shall own fifty one percent (51%) of the issued and outstanding shares of MSX. Glamis promptly shall give written notice to the Escrow Agent of Glamis' receipt of the Additional Shares, after receipt of which notice the Escrow Agent shall return the Promissory Note to Raleigh and the Royalty Deed to MSX as provided in Section 6(g) of this Agreement and in the Escrow Instructions;

                           (iii) The Amended and Restated MSX Shareholders Agreement shall become effective in accordance with its terms as of the date on which the Shares are returned to Glamis; and

                           (iv) Raleigh and MSX shall take such further action and deliver to Glamis such further documents (including but not limited to duly executed stock powers or endorsements) as are necessary to properly transfer the Additional Shares to Glamis under the laws of Mexico and to render the Amended and Restated MSX Shareholders Agreement effective under the laws of Mexico.

                  (b) Other Remedies. Except with respect to a failure by Raleigh and Metallica to make the payment required by Section 5(a)(ii), as to which Glamis' remedies shall be limited to those specified in Section 8(a), all other obligations of Raleigh, Metallica and MSX under this Agreement (including, but not limited to, those obligations arising under Section 8(a)), the Promissory Note, the Royalty Deed, the Termination Agreement and the Guaranty are firm and unconditional and shall be enforceable by Glamis by way of all available legal and equitable remedies, including but not limited to specific performance, injunctive and declaratory relief, and damages. In the event that Glamis brings suit to enforce such obligations of Raleigh, Metallica and MSX under this Agreement, the Promissory Note, the Royalty Deed, the Termination Agreement and/or the Guaranty, the prevailing Party in such action shall be entitled to recover all reasonable costs and expenses of such suit (including the costs and expenses of any appeals), including reasonable attorneys' fees.

9. Limitation on Claims. No claim or action thereon may be brought by a Party for breach of any representation or warranty provided in this Agreement unless written notice of the claim is provided to the other Party not later than
(1) year following the Effective Date of this Agreement. In the event that a Party brings suit under this Section 10, the prevailing Party in such action shall be entitled to recover all reasonable costs and expenses of such suit (including the costs and expenses of any appeals), including reasonable attorneys' fees.

10. Confidentiality. Any or all of the Parties or their Affiliates may be required or otherwise choose to make a public release of the terms of this Agreement following its final execution. Prior to any public release of the fact or terms of this Agreement, the releasing Party agrees, for itself and its Affiliates, to provide notice to the other Party and the text of any proposed release. The other Party shall have not less than twenty-four (24) hours to review and comment on the content of the release.

11. Notices. Any notice or other communication hereunder shall be given in writing and delivered by hand, by overnight courier or by facsimile at the following addresses:

                  If to Glamis:     Glamis de Mexico, S.A. de C.V
                                    Attn: Secretary
                                    c/o Glamis Gold Ltd.
                                    5190 Neil Road, Suite 310
                                    Reno, Nevada 89510
                                    FAX: 775-827-6992
                  with copy to:     Glamis Gold Ltd.
                                    Attn: Sr. Vice-President and General Counsel
                                    5190 Neil Road, Suite 310
                                    Reno, Nevada 89510
                                    FAX: 775-827-6992

                  If to Raleigh:    Raleigh Mining International Limited
                                    c/o Metallica Management Inc.
                                    Attn: President and CEO
                                    12200 E. Briarwood Avenue, Suite 165
                                    Centennial, Colorado 80112
                                    FAX: 303-796-0265

                  If to Metallica:  Metallica Resources Inc.
                                    c/o Metallica Management Inc.
                                    Attn: President and CEO
                                    12200 E. Briarwood Avenue, Suite 165
                                    Centennial, Colorado 80122
                                    FAX: 303-796-0265

                  If to MSX:        Minera San Xavier, S.A. de C.V
                                    c/o Metallica Management Inc.
                                    Attn: President and CEO
                                    12200 E. Briarwood Avenue, Suite 165
                                    Centennial, Colorado 80112
                                    FAX: 303-796-0265

A Party may change its address hereunder by written notice to the other Parties All notices shall be effective and shall be deemed delivered (i) if by hand, or by overnight courier, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours on the next business day following delivery, (ii) if by electronic communication, on the next business day following receipt of electronic communication, and (iii) if by mail, on the next business day after actual receipt. For the purposes of the foregoing, "normal business hours" shall mean 8:00 a.m. to 5:00 p.m., local time, and "business day" shall mean any day other than Saturday, Sunday or a legal holiday in the local jurisdiction.

12. Entire Agreement. This Agreement contains the entire understanding of the Parties with regard to the subject matter hereof and shall supersede all prior agreements and understandings between the Parties, including without limitation that certain Letter Agreement between Glamis Gold Ltd., for itself and Glamis, its wholly owned subsidiary, and Metallica, for itself and Raleigh, its wholly owned subsidiary, dated January 13, 2003. No representation, warranty, covenant or agreement with regard to the subject matter hereof shall be binding unless contained herein. No modification of this Agreement shall be valid unless made in writing and duly executed by all of the Parties subsequent to the execution of this Agreement.

13. Governing Law; Venue. This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada, without regard to choice or conflict of laws rules or principles. The exclusive venue for any action brought to enforce or interpret this Agreement shall be Reno, Nevada. Such an action may be brought in any federal or state court in Reno, Nevada and the Parties agree to submit to the jurisdiction of such court. The Parties further agree that such venue and jurisdiction is fair, reasonable, appropriate and convenient.

14. Successors and Assigns. This Agreement shall be binding upon and inure the benefit of the respective successors and assigns of the Parties hereto.

15. Survival. To the extent necessary to effectuate the terms of this Agreement and the intention of the Parties, this Agreement shall survive the Closing and the execution and delivery of all instruments required to be delivered at Closing or thereafter pursuant to the Escrow Instructions or this Agreement. Without limiting the generality of the foregoing, the Parties agree that the following Sections shall survive: 3 (Representations and Warranties), 5(b) (Adjustments to Purchase Price), 7 (Covenants of Parties Following Closing), 8 (Remedies of Glamis), 9 (Limitations on Claims), and 10 (Confidentiality).

16. Counterparts. This Agreement may be executed in one or more original or facsimile counterparts, all of which shall be deemed but one and the same instrument.

         N WITNESS WHEREOF, this Agreement has been executed and made effective as of the day and year provided above.

                                    "GLAMIS"

                                    GLAMIS de MEXICO, S.A. de C.V.,
                                    a Mexico company

                                    By:    /s/ Charles A. Jeannes
                                    Name:  Charles A. Jeannes
                                    Title: Director

                                    By:    /s/ Cheryl S. Maher
                                    Name:  Cheryl S. Maher
                                    Title: Treasurer

                                    "RALEIGH"

                                    RALEIGH MINING INTERNATIONAL
                                    LIMITED, an Ontario, Canada corporation

                                    By:    /s/ Bradley J. Blacketor
                                    Name:  Bradley J. Blacketor
                                    Title: Secretary

                                    "METALLICA"

                                    METALLICA RESOURCES INC.,
                                    a Canadian federal corporation

                                    By:    /s/ Bradley J. Blacketor
                                    Name:  Bradley J. Blacketor
                                    Title: Secretary

                                    "MSX"

                                    Minera San Xavier, S.A. de C.V.,
                                    a Mexico company

                                    By:    /s/ Charles A. Jeannes
                                    Name:  Charles A. Jeannes
                                    Title: Director

                                    EXHIBIT A

              to Share Purchase Agreement dated February 12, 2003, among Glamis de Mexico, S.A. de C.V., Raleigh Mining International Limited,
                          and Metallica Resources Inc.

                         PROPERTIES AND OTHER MSX ASSETS

Exhibit A consists of two Parts:

         Exhibit A-1:  The Properties
                       Concessions
                       MSX Surface Right with Legal Deed
                       MSX Surface Right with Legal Deed in Process

         Exhibit A-2:  Other MSX Assets

                                   EXHIBIT A-1
                                       to

                            Share Purchase Agreement
                         dated February 12, 2003, among
      Glamis de Mexico, S.A. de C.V., Raleigh Mining International Limited,
          Metallica Resources, Inc. and Minera San Xavier, S.A. de C.V.

                                 THE PROPERTIES

The Properties are comprised of the following mineral concessions, surface rights under legal deed and surface rights under legal deed in process:

                               Mineral Concessions

The mineral concessions comprising the Cerro San Pedro Property as of December 31, 2002 and February 14, 2003 are as follows:

                               CERRO SAN PEDRO MINERAL CONCESSIONS
GROUP         CONCESSION NAME           CONCESSION TYPE            TITLE NUMBER           HECTARES
--------------------------------------------------------------------------------------------------
GROUP 1.     100% Minera San Xavier
--------------------------------------------------------------------------------------------------
 1.          La Princesa                 Exploitation                 180298                5.5916
--------------------------------------------------------------------------------------------------
 2.          La Princesa Poniente        Exploitation                 180366                0.0076
--------------------------------------------------------------------------------------------------
 3.          Begonia                     Exploitation                 181179               10.0000
--------------------------------------------------------------------------------------------------
 4.          Santa Ana                   Exploitation                 180598                8.0000
--------------------------------------------------------------------------------------------------
 5.          Santa Ana Sur               Exploitation                 180597                1.5076
--------------------------------------------------------------------------------------------------
 6.          Los Blancos                 Exploitation                 181180                9.0394
--------------------------------------------------------------------------------------------------
 7.          Gorgorron                   Exploitation                 180300                9.6250
--------------------------------------------------------------------------------------------------
 8.          San Nicolas                 Exploitation                 180608                6.9788
--------------------------------------------------------------------------------------------------
 9.          San Nicolas Sur             Exploitation                 180610                1.4896
--------------------------------------------------------------------------------------------------
10.          San Nicolas Suroeste        Exploitation                 180609                0.1923
--------------------------------------------------------------------------------------------------
11.          Los Riscos                  Exploitation                 182282                4.3474
--------------------------------------------------------------------------------------------------
12.          La Concepcion               Exploitation                 182281                4.0000
--------------------------------------------------------------------------------------------------
                                                                     Subtotal              60.7793
--------------------------------------------------------------------------------------------------
GROUP 2.     Optionor:  Roberto Alcalde Garcia - Cristina 2 Group
--------------------------------------------------------------------------------------------------
13.          Cristina 2                  Exploitation                 180938                0.5537
--------------------------------------------------------------------------------------------------
14.          Gama                        Exploitation                 179256               41.6391
--------------------------------------------------------------------------------------------------
15.          La Canoa 3                  Exploitation                 184906                0.0051
--------------------------------------------------------------------------------------------------
16.          Omega 2                     Exploitation                 180958                0.1687
--------------------------------------------------------------------------------------------------
17.          La Canoa 2                  Exploitation                 180948                0.6649
--------------------------------------------------------------------------------------------------

                                     A-1-1

18.          Cristina                    Exploitation                 186321               93.6228
--------------------------------------------------------------------------------------------------
19.          La Canoa                    Exploitation                 186370                3.4799
--------------------------------------------------------------------------------------------------
20.          Omega                       Exploitation                 193390                2.0576
--------------------------------------------------------------------------------------------------
                                                                     Subtotal             142.1918
--------------------------------------------------------------------------------------------------
GROUP 3.     100% Minera San Xavier
--------------------------------------------------------------------------------------------------
21.          San Salvador                Exploitation                 186268               12.9399
--------------------------------------------------------------------------------------------------
22.          Tribilin                    Exploitation                 187088               18.2808
--------------------------------------------------------------------------------------------------
23.          La Victoria                 Exploitation                 185387               10.3797
--------------------------------------------------------------------------------------------------
24.          Gabriel                     Exploitation                 211849               18.0000
--------------------------------------------------------------------------------------------------

                               CERRO SAN PEDRO MINERAL CONCESSIONS
GROUP         CONCESSION NAME           CONCESSION TYPE            TITLE NUMBER           HECTARES
--------------------------------------------------------------------------------------------------
GROUP 3     (continued)                                              Subtotal              59.6004
--------------------------------------------------------------------------------------------------
Group 4.     100% Minera San Xavier
--------------------------------------------------------------------------------------------------
25.          Barreno                     Exploitation                 179603               11.2359
--------------------------------------------------------------------------------------------------
                                                                     Subtotal              11.2359
--------------------------------------------------------------------------------------------------
GROUP 5.     100% Minera San Xavier
--------------------------------------------------------------------------------------------------
26.          Porvenir IV Fracc. A        Exploration                  201484               51.7965
--------------------------------------------------------------------------------------------------
27.          Porvenir IV Fracc. B        Exploitation                 216926                1.3237
--------------------------------------------------------------------------------------------------
28.          Porvenir V                  Exploitation                 218428               11.7876
--------------------------------------------------------------------------------------------------
                                                                     Subtotal              64.9078
--------------------------------------------------------------------------------------------------
GROUP 6.     Optionor:  Antonio Alvarez Ruiz-Porvenir Group
--------------------------------------------------------------------------------------------------
29.          Porvenir                    Exploitation                 214835                4.4241
--------------------------------------------------------------------------------------------------
30.          Porvenir I                  Exploitation                 183925               12.0000
--------------------------------------------------------------------------------------------------
31.          Porvenir II                 Exploitation                 186269                2.9981
--------------------------------------------------------------------------------------------------
32.          El Porvenir III             Exploitation                 212189               11.9902
--------------------------------------------------------------------------------------------------
                                                                     Subtotal              31.4124
--------------------------------------------------------------------------------------------------
GROUP 7.     100% Minera San Xavier
--------------------------------------------------------------------------------------------------
33.          Toro de Oro                 Exploitation                 206548               99.5187
--------------------------------------------------------------------------------------------------
34.          Gumercinda                  Exploitation                 205211               20.0000
--------------------------------------------------------------------------------------------------
                                                                     Subtotal             119.5187
--------------------------------------------------------------------------------------------------
GROUP 9.     100% Minera San Xavier
--------------------------------------------------------------------------------------------------
36.          Pedro                       Exploitation                 217859             1969.5069
--------------------------------------------------------------------------------------------------
37.          Pedro 2                     Exploration                  204412              421.4346
--------------------------------------------------------------------------------------------------
                                                                     Subtotal            2390.9415
--------------------------------------------------------------------------------------------------

                                      A-1-2

GROUP 10.    100% Minera San Xavier
--------------------------------------------------------------------------------------------------
38.          La Loteria                  Exploitation                 184377                3.8809
--------------------------------------------------------------------------------------------------
39.          San Fausto                  Exploitation                 179722                1.5000
--------------------------------------------------------------------------------------------------
40.          Maria del Pilar             Exploitation                 179259                0.0049
--------------------------------------------------------------------------------------------------
41.          El Campeon                  Exploitation                 179257                0.2072
--------------------------------------------------------------------------------------------------
                                                                     Subtotal               5.5930
--------------------------------------------------------------------------------------------------
OTHER.       100% Minera San Xavier
--------------------------------------------------------------------------------------------------
42           Gitano                      Exploration                  208096               64.0000
--------------------------------------------------------------------------------------------------
43.          La Virgen                   Exploration                  208466                10.000
--------------------------------------------------------------------------------------------------
44.          Mark                        Exploration                  210667                0.0529
--------------------------------------------------------------------------------------------------
45.          Aracely                     Exploration                  210668                9.3396
--------------------------------------------------------------------------------------------------
46.          Davide                      Exploration                  211606                0.0788
--------------------------------------------------------------------------------------------------
47.          Maria Sofia                 Exploration                  215378                0.2470
--------------------------------------------------------------------------------------------------
48           Laura Maria                 Exploration                  215499                1.0976
--------------------------------------------------------------------------------------------------
49.          Tania                       Exploration                  215896                0.6660
--------------------------------------------------------------------------------------------------
                                                                     Subtotal              85.4819
--------------------------------------------------------------------------------------------------
                                                                     TOTAL              2,971.6627
--------------------------------------------------------------------------------------------------

                       Exhibit A-1 continued on next page

                                      A-1-3

                                                      THE PROPERTIES
                                            MSX Surface Rights with Legal Deeds

--------------------------------------------------------------------------------------------
 DEED      DATE OF
NUMBER    AGREEMENT      PLACE                     SELLER                    AMOUNT IN PESOS
--------------------------------------------------------------------------------------------
  45      10-Dec-96      C.S.P               Jose de Jesus de Alba Flores        850,000.00
  27      14-Aug-98      C.S.P                  Cirina Martinez Gutierrez        250,000.00
  20      31-Mar-01      C.S.P                       Fidel Alonso Barbosa        225,000.00
  46      10-Dec-96      C.S.P                    Ricardo Medellin Siller        180,000.00
  43      20-Apr-99      C.S.P                   Aristeo Gutierrez Chavez        150,000.00
  21      28-Jun-99      C.S.P                       Fidel Alonso Barbosa        150,000.00
  24      11-Oct-99      C.S.P                    Camilo Martinez Guevara        110,000.00
  44      20-Mar-97      C.S.P               Jose de Jesus de Alba Flores        100,996.23
  10      11-Sep-98      C.S.P                     Antonio Perez Almaguer         75,000.00
  42      20-Mar-97      C.S.P               Jose de Jesus de Alba Flores         73,138.18
  26      10-Aug-98      C.S.P                         Santos Nava Arista         58,000.00
  26      14-Aug-98      C.S.P                  Carlos Escalante Martinez         49,725.00
  43      20-Mar-97      C.S.P                  Agustin Gutierrez Marquez         45,660.31
  28       7-Nov-97      C.S.P                  Agustin Gutierrez Marquez         40,000.00
  38      21-Aug-97      C.S.P            Juan Carlos Escalante Hernandez         35,000.00
  27      27-Jun-97      C.S.P                       Cirilo Blanco Tobias         32,000.00
  44       3-Sep-99      C.S.P                     Fidela Dimas Chavarria         25,000.00
  37      21-Aug-97      C.S.P                  Cirina Martinez Gutierrez         15,000.00
  57       6-Apr-01    ZAPATILLA           Acta Conjunta por la Zapatilla      3,184,345.05
  39      20-Mar-97    ZAPATILLA            Beatriz Eugenia de Alba Ortiz        188,117.72
  40      20-Mar-97    ZAPATILLA            Beatriz Eugenia de Alba Ortiz        188,117.72
  43       3-Sep-99    ZAPATILLA    Benjamin Solis Lozano y Jovita Rivera        131,040.00
  41      20-Mar-97    ZAPATILLA              Jose de Jesus de Alba Ortiz        101,269.84
  11      14-Jan-99    ZAPATILLA                      Roberto Mata Jurado         50,000.00
  27      14-Mar-96    ZAPATILLA                      Amado Loredo Loredo         40,000.00
  47      18-Mar-97    ZAPATILLA                Yolanda Rodriguez Angeles         30,000.00
  10      14-Jan-99    ZAPATILLA                      Roberto Mata Jurado         10,000.00
   3       4-Jun-97    ZAPATILLA                              Toro de oro         51,850.00

-------------------------------------------------------------------------------------------

                                                                    TOTAL      6,439,260.05

                       Exhibit A-1 continued on next page

                                      A-1-4

                                 THE PROPERTIES
                 MSX Surface Rights with Legal Deeds in Process

-------------------------------------------------
              SELLER              AMOUNT IN PESOS
-------------------------------------------------
       Jose Ines Alvarez Tello        225,000.00
          Cesareo Ojeda Orozco         35,000.00
           Jesus Mendoza Ponce         35,000.00
      Aristeo Gutierrez Chavez        160,000.00
    Jose Luis Escalante Torres        220,000.00
     Jose Antonio Meave Flores         40,000.00
          Cesareo Ojeda Orozco         10,000.00
        Jose Cruz Garcia Rocha         13,500.00
       Ricardo Medellin Siller         20,000.00
      Marcelina Alvarado Gomez         71,500.00
        Severiano Mata Alvarez         85,000.00
     Maria Julia Flores Torres         90,000.00
Jose Trinidad Franco Rodriguez         85,000.00
     Jose Pastor Rivera Juarez        257,361.00

------------------------------------------------

                         TOTAL      1,347,361.00

                                      A-1-5

                                   EXHIBIT A-2
                                       to
                            Share Purchase Agreement
                         dated February 12, 2003, among
      Glamis de Mexico, S.A. de C.V., Raleigh Mining International Limited,
          Metallica Resources, Inc. and Minera San Xavier, S.A. de C.V.

                                OTHER MSX ASSETS

 The Other MSX Assets include the following vehicles, furniture and equipment:

                                    Vehicles

---------------------------------------------------
                     LICENSE
  TRADE     MODEL     PLATE         SERIAL NUMBER
---------------------------------------------------
 SUBURBAN    1997    UXE 8717     3GCEC26KGVG126075

SILVERADO    1998    UXH 1743     3GCEC28K3WG156195

SILVERADO    1998    UXH 1742     3GCEC28K0WG156638

   NISSAN    1998    TD 53866     3N1CD13S3WK007971

   NISSAN    1998    TD 93572     3N1CD13S8WK008405

  CHEYENE    1997    TE 54033     1GCEC34K0VZ251081

  VOYAGER
      VAN    1998    UXE 8664             WB 537316

---------------------------------------------------

                       Exhibit A-2 continued on next page.

                                      A-2-1

                                OTHER MSX ASSETS
                   FURNITURE AND EQUIPMENT PHYSICAL INVENTORY

---------------------------------------------------------
             DESCRIPTION                        QUANTITY
---------------------------------------------------------
FILING CABINETS 2 DRAWERS                           5
FILING CABINETS 3 DRAWERS                          11
FILING CABINETS 4 DRAWERS                          13
SAFETY FILING CABINET                               1
DRAWINGS METAL FASTENERS                            2
DRAWINGS CABINET                                    1
KEY BOXES                                           2
DESK 4 DRAWERS                                     12
DESK WITH LATERAL EXTENTION                         3
VERTICAL SHELVES                                    6
BOOKCASE                                           12
WOOD LARGE BOOKCASE                                 2
LOCKERS                                             4
TABLES (DIFERENT SIZES)                            33
WHITEBOARDS                                        10
FLOAT BOARDS                                        8
CHAIRS BLACK                                       21
DESK CHAIRS SHORT BACK                             32
DESK CHAIRS LONG BACK                               9
CABINETS WITH CRISTAL DOORS                         4
VIDEO CAMERA 8 SONY                                 1
DESK COMPUTERS (PENTIUM 5 YEARS OLD)               11
COMPUTERS LAPTOP (COMPAQ & SONY)                    2
TYPE WRITER MACHINE                                 1
PLOTTER DESIGN JET 650 C                            1
NO BRAKES BATTERIES                                 8
TELEPHONES PANASONIC                               22
TV                                                  1
VCR                                                 2
PRINTERS                                            3

                                      A-2-2

                                                                       EXHIBIT B

                               ESCROW INSTRUCTIONS

                                February 12, 2003

TO:      L. Steve Wagner, LLC
RE:      Escrow Instructions for Escrow Account No. ______________

Gentlemen:

         Glamis de Mexico, S.A. de C.V., a corporation organized and existing under the laws of Mexico ("Glamis"), Raleigh Mining International Limited, a company organized and existing under the laws of the Province of Ontario, Canada ("Raleigh"), Metallica Resources Inc., a Canadian federal corporation ("Metallica") and Minera San Xavier, S.A, de C.V., a company organized and existing under the laws of Mexico ("MSX"), are parties to that certain Share Purchase Agreement dated February 12, 2003 (the "Agreement") along with 8 exhibits, Exhibits A through H, a copy of which is attached as Attachment 1 to this letter ("Escrow Instructions"). Pursuant to that Agreement Glamis, Raleigh and MSX hereby request that L. Steve Wagner, LLC ("Escrow Agent") act as Escrow Agent on the following terms and conditions:

                                 I. DEFINITIONS

         All capitalized terms used in these Escrow Instructions shall have the meanings assigned to them in the Agreement unless otherwise defined in this letter.

                      II. ESCROW DOCUMENTS AND INSTRUCTIONS

         2.1 DELIVERY OF ESCROW DOCUMENTS. Glamis, Raleigh and MSX hereby deliver to Escrow Agent with this letter the documents described in this Section 2.1, which documents (the "Escrow Documents") shall be held and distributed in accordance with the instructions contained in Section 2.2.

                  (a) Glamis hereby delivers to Escrow Agent the Shares, along with duly executed stock powers or endorsements necessary to properly transfer the Shares from Glamis to Raleigh under the laws of Mexico.

                  (b) Raleigh hereby delivers to Escrow Agent a Promissory Note executed by an authorized officer of Raleigh, as Maker, to Glamis, as Holder, in the amount Sixteen Million Dollars (US$16,000,000);

                  (c) MSX hereby delivers to Escrow Agent a Royalty Deed executed by an authorized officer of MSX, conveying to Glamis the Net Smelter Production Royalty; and

                  (d) Glamis, Raleigh and MSX hereby deliver to the Escrow Agent duplicate originals of an Amended and Restated Shareholders Agreement, duly executed by an authorized officer of each of Glamis and Raleigh and MSX.

         2.2 ESCROW INSTRUCTIONS. Escrow Agent shall hold and distribute the Escrow Documents in accordance with the following instructions:

                  (a) In the event that the first installment due under the Promissory Note is not made to Glamis at the time such payment is due or within the curative period as provided in the Promissory Note, the following provisions of this Section 2.2(a) shall apply.

                           (i) Glamis shall provide written notice to Escrow Agent of the fact of such non-payment and instructing Escrow Agent to proceed under this Section 2.2(a)(i). Upon receipt of such notice, Escrow Agent shall do the following:

                                    (A)      return to Glamis the Shares and
                                    other Escrow Documents described in Section
                                    2.1(a) above; and

                                    (B)      date both duplicate originals of
                                    the Amended and Restated Shareholders
                                    Agreement described in Section 2.1(d) as of the date on which the Shares and other Escrow Documents described in Section 2.1(a) are returned to Glamis.

                           (ii) Upon receipt by Glamis from Raleigh of the Additional Shares as required by Section 8(a) of the Agreement, Glamis shall provide written notice to Escrow Agent of the fact of such non-payment and instructing Escrow Agent to proceed under this Section 2.2(a)(ii). Upon receipt of such notice, Escrow Agent shall do the following:

                                    (A)      return to Raleigh the Promissory
                                             Note described in Section 2.1(b);

                                    (B)      return to MSX the Royalty Deed
                                             described in Section 2.1(c); and

                                    (C)      deliver to each of Glamis and
                                             Raleigh one duplicate original of
                                             the Amended and Restated
                                             Shareholders Agreement dated as
                                             required in Section 2.2(a)(i)(B).

                  (b) In the event that the first installment due under the Promissory Note is made to Glamis at the time such payment is due or is made within the curative period as provided in the Promissory Note, Glamis shall provide written notice to Escrow Agent of the fact of such payment and instructing Escrow Agent to proceed under this Section 2.2(b). Upon receipt of such notice, Escrow Agent shall do the following:

                           (i) deliver to Raleigh the Shares and other Escrow Documents described in Section 2.1(a) above;

                           (ii) deliver to Glamis the Promissory Note and Royalty Deed described in Section 2.1(b); and

                           (iii) mark each of the duplicate originals of the Amended and Restated Shareholders Agreement described in Section 2.1(d) "VOID" and shall return one of each voided original to Raleigh and Glamis.

                        III. GENERAL TERMS AND CONDITIONS

         These Escrow Instructions are not binding upon Escrow Agent unless and until they have been accepted in writing in the space provided for such purpose below.

         Escrow Agent is not a party and is not bound by any other agreement which may be evidenced by outside events, or which arises out of these Escrow Instructions, except as specifically set forth herein. Escrow Agent looks solely to these Escrow Instructions for its duties and responsibilities.

         Escrow Agent is to act under these Escrow Instructions as a depositary only and is not responsible for or liable in any manner whatever for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or for the form or execution of such instrument, or for the identity, authority, or rights of any person executing or depositing it.

         Escrow Agent shall not be required to take notice of any default or to take any action with respect to such default involving any expense or liability, unless notice in writing of such default is given to it, and unless it is indemnified in a manner satisfactory to it against such expense or liability.

         Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt, or other paper or document signed by the property party or parties.

         Escrow Agent may seek advice from and employ legal counsel in the event of any lawsuit, dispute, or question as to the construction of any of the provisions of these Escrow Instructions, or Escrow Agent's duties under these Escrow Instructions. Escrow Agent shall incur no liability and shall be fully protected when it acts in accordance with the opinion and instructions of counsel. The parties hereto agree to reimburse Escrow Agent its reasonable attorneys' fees if counsel is so employed.

         If there is any disagreement between any of the parties to these Escrow Instructions, or between them or any of them and any other person, that results in adverse claims and demands being made on Escrow Agent in connection with or for any property involved in or affected by these Escrow Instructions, Escrow Agent shall be entitled, at its option, to refuse to comply with any claims or demands on it as long as such disagreement shall continue. In so refusing, Escrow Agent may make no delivery or other disposition of any money or documents involved in or affected by these Escrow Instructions. Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to comply with conflicting or adverse demands.

         Escrow Agent shall be entitled to continue so to refrain from acting and so to refuse to act until (1) the right of adverse claimants shall have been finally settled by arbitration or adjudicated in a court assuming and having jurisdiction of the property involved in or affected by these Escrow Instructions, or (2) all differences shall have been adjusted by agreement, and
(3)
after such resolution Escrow Agent has been notified in writing signed by all interested persons. Escrow Agent shall have a right to file suit in the event settlement of any dispute appears to be impossible, and, in such event, the parties hereto agree to pay reasonable attorneys' fees and costs incurred. For purposes of these Escrow Instructions, Raleigh and Glamis consent to jurisdiction in the Denver District Court, State of Colorado. The laws of Colorado shall apply to any questions or interpretation under these Escrow Instructions.

         These Escrow Instructions may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                                   IV. NOTICES

         All notices and other communications to any party shall be sufficiently given if (i) delivered in person, (ii) sent by certified mail, return receipt requested, (iii) sent by courier, or (iv) transmitted by facsimile or electronic communication capable of producing a printed transmission. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery, (ii) if by mail, courier or facsimile, on the first day after mailing, delivery to the courier, or transmission. Until a change of address is communicated as indicated above, all notices shall be addressed as follows:

         Escrow Agent: If  by U.S. Mail             If by Courier or Personal
                                                    Delivery

                       L. Steve Wagner, LLC         L. Steve Wagner, LLC
                       P.O. Box 612                 657 East Bridge Street
                       Brighton, Colorado 80601     Brighton, Colorado 80601
                       FAX:  303-659-5068           FAX:  303-659-5068

                  Glamis:          Glamis de Mexico, S.A. de C.V
                                   Attn:  Secretary
                                   c/o Glamis Gold Ltd.
                                   5190 Neil Road, Suite 310
                                   Reno, Nevada  89510
                                   FAX: 775-827-6992

                  with copy to:    Glamis Gold  Ltd.
                                   Attn: Sr. Vice-President and General Counsel
                                   5190 Neil Road, Suite 310
                                   Reno, Nevada 89510
                                   FAX: 775-827-6992

                  Raleigh: Raleigh Mining International Limited c/o Metallica Management Inc.
                                   Attn: President and CEO
                                   12200 E. Briarwood Avenue, Suite 165
                                   Centennial, Colorado 80112
                                   FAX: 303-796-0265

                  with copy to:    Metallica Resources Inc.
                                   c/o Metallica Management Inc.
                                   Attn: President and CEO
                                   12200 E. Briarwood Avenue, Suite 165
                                   Centennial, Colorado 80112
                                   FAX: 303-796-0265

                  MSX:             Minera San Xavier, S.A, de C.V.
                                   c/o Metallica Management Inc.
                                   Attn: President and CEO
                                   12200 E. Briarwood Avenue, Suite 165
                                   Centennial, Colorado 80112
                                   FAX: 303-796-0265

     with copies to: Raleigh and Metallica at the addresses specified above.

                            V. FEES AND DISBURSEMENTS

         Escrow Agent shall be entitled to receive the following fees:

Set-up fee                                  $ 600
    (first two parties)
Set-up fee                                  $ 100
    (each additional party)
Amendment fee                               $ 250
Annual fee                                  $ 250
Account fee                                 $ 100
Transaction fees                            $  25

         An additional closing fee of $60/hr will be charged for (1) closings after normal business hours, (2) closings outside the business offices of Escrow Agent and its officers or loan closers, or (3) for additional services beyond normal escrow services, such as courier deliveries or additional services may be approved by the parties.

         A party is one or more persons, associations, or corporations having identical interests in the escrow. For example, any number of persons who are joint payees or to whom documents are to be distributed jointly constitute a "party." If parties are added after the escrow has been set up, the additional set-up fee will be applicable.

         The amendment fee applies to each amendment of the escrow instructions. If the amendment adds parties, the additional set-up fee will be applicable.

         The account fee applies to the opening of a certificate of deposit, money market fund, or other investment account, or the investment of funds pursuant to these Escrow Instructions or the instructions of the parties.

         A transaction is (1) the deposit in escrow of a document after the escrow has been set up, and (2) the receipt of funds by Escrow Agent in excess of one receipt per year, (3) the "roll-over" of funds held in a certificate of deposit, money market fund, or other investment account or investment, (4) the closing of a certificate of deposit, money market fund, or other investment account, (5) the disbursement of funds by Escrow Agent in excess of one disbursement per year (each check or other instrument being a separate disbursement), (6) the recording or filing of a document, or (7) the giving of any notice required or permitted by these Escrow Instructions or an Escrow Agreement.

         These fees are subject to reasonable adjustments from time to time commensurate with (a) the duties and responsibilities performed by Escrow Agent, as they may increase or decrease, (b) changing economic conditions, and (c) the schedule of compensation established from time to time by Escrow Agent for the administration of escrows of similar character. Escrow Agent will not institute any such adjustments without first giving notice to the appropriate interested party or parties at least thirty (30) days in advance of the date of the proposed change.

         The parties shall reimburse Escrow Agent for all fees, expenses, and charges incurred by Escrow Agent in connection with the performance of any duty under these Escrow Instructions, including recording fees, telephone, postage, FAX, or courier charges, and commissions, fees, and charges incurred by Escrow Agent in investing funds.

         Escrow Agent shall send the bills for fees, expenses and charges as follows:

                  -  1/2 - Glamis, 1/2 - Raleigh

                  -  Glamis with copy to Raleigh

                  -  Raleigh with copy to Glamis

Regardless of any agreement between the parties, however, Raleigh and Glamis shall be jointly and severally liable for Escrow Agent's fees, and Escrow Agent shall be entitled to collect its fees out of funds held for disbursement. Escrow Agent shall not be required to deliver any documents held by it until its fees have been paid.

         This instrument shall be binding upon the parties hereto, their heirs, representatives, successors, and assigns.

                                    "GLAMIS"

                                     GLAMIS de MEXICO,  S.A. de C.V.,
                                     a Mexico company

                                     By:    /s/ Charles A. Jeannes
                                     Name:  Charles A. Jeannes
                                     Title: Director
                                     Tax ID #: _________________________________

                                     "RALEIGH"

                                     RALEIGH MINING INTERNATIONAL
                                     LIMITED, an Ontario, Canada corporation

                                     By:    /s/ Bradley J. Blacketor
                                     Name:  Bradley J. Blacketor
                                     Title: Secretary
                                     Tax ID #: _________________________________

         ACCEPTED FOR ENTRY in the records of L. Steve Wagner, LLC, Brighton, Colorado, this 20th day of February 2003.

                                     "ESCROW AGENT"
                                     L. STEVE WAGNER, LLC

                                     By: /s/ L. Steve Wagner
                                         Escrow Officer

                                                                       EXHIBIT C

                                 PROMISSORY NOTE

$16,000,000.00                                                 February 12, 2003

                                                                Denver, Colorado

         FOR VALUE RECEIVED, the undersigned Raleigh Mining International Limited, a company organized and existing under the laws of the Province of Ontario, Canada ("Maker"), hereby promises to pay to the order of Glamis de Mexico, S.A. de C.V., a corporation organized and existing under the laws of Mexico, or any subsequent holder of this Note ("Holder"), the sum of Sixteen Million Dollars and No Cents (U.S. $16,000,000.00), with no interest thereon prior to default. The undersigned Metallica Resources Inc., a Canadian federal corporation ("Guarantor"), is the direct corporate parent of Maker and is the guarantor of Maker's obligations under this Note pursuant to that certain Guaranty dated February 12, 2003, from Guarantor in favor of Holder.

         1.       Payment of Note. This Note shall be payable as follows:

                  (a) Five Million Dollars (US$5,000,000) shall be paid at the earliest to occur of the following: (i) six (6) months from February 12, 2003, or (B) three (3) business days following the date on which Maker and/or its subsidiary, Minera San Xavier, S.A. de C.V., a company organized and existing under the laws of Mexico ("MSX") and/or Guarantor both (X) completes and receives the proceeds from a public or private debt or equity financing which provides net proceeds to Maker or MSX of not less than Five Million Dollars (US$5,000,000) and (Y) receives all permits and approvals necessary to commence development and construction activities at the Cerro San Pedro gold mining project in San Luis Potosi, Mexico, that is owned and operated by MSX (the "Cerro San Pedro Project.).

                  (b) Six Million Dollars (US$6,000,000) shall be paid twelve (12) months from February 12, 2003, provided, however, that if Maker and Guarantor do not have the financial ability to make such payment in cash, then Guarantor may make all or part of that payment by delivering to Holder fully registered and freely tradable common shares of Guarantor, together with such duly executed stock powers or endorsements as are necessary to properly transfer the Guarantor shares from Guarantor to Holder under the laws of Canada. The shares so delivered shall be priced at the greatest allowable discount under applicable Canadian and/or TSE rules from the average closing price of Guarantor's shares on the Toronto Stock Exchange for twenty (20) trading days preceding the date on which the payment became due to Holder. In the event that Guarantor elects to deliver common shares to Holder in lieu of cash as provided in this paragraph (b), the following terms and covenants shall apply:

                           (i) In the event that Holder wishes to sell more than one hundred thousand (100,000) of Guarantor's shares during any ten (10) day trading period, Holder shall provide Guarantor not less than forty-eight (48) hours prior notice to afford Guarantor the opportunity to place the shares at the then-prevailing market price. If Guarantor is unable to place the shares or fails to respond to Holder within the forty-eight (48) hour period, Holder shall be free to sell the shares in the open market;

                           (ii) In the event that Guarantor intends to conduct any equity financing by way of public issue or private placement while Holder still holds Guarantor shares, Guarantor shall notify Holder of the same and shall provide Holder the opportunity, exercisable at Holder's sole discretion, to sell all or a portion of its shares in the same transaction. The maximum number of Holder's shares to be included in the equity financing shall be the same percentage of the total shares to be issued as the Holder's shares represent of the total issued and outstanding shares of Guarantor prior to the equity financing; and

                           (iii) Guarantor shall warrant to Holder, at the time of delivery of Guarantor's shares, that: (i) Guarantor is the lawful and registered owner of Guarantor's shares, free and clear of all claims, liens, encumbrances, assessments and rights of third parties; (ii) no third party has subscribed to or has any right to subscribe to the purchase or other acquisition of Guarantor's shares; and (iii) neither Holder nor Guarantor is or will be required to give any notice to or obtain any consent from any person, entity or governmental authority in connection with the transfer to Holder of Guarantor's shares.

As used in this Note, "Guarantor" shall mean Metallica Resources Inc., a Canadian federal corporation.

                  (c) Two Million Five Hundred Dollars (US$2,500,000) payable five (5) business days following the date on which Minera San Xavier, S.A. de C.V., a company organized and existing under the laws of Mexico ("MSX") commences the commercial production of minerals at the Cerro San Pedro Project. For purposes of this Note: (i) the commencement of commercial production shall be deemed to have occurred on the date that a cumulative total of ten thousand (10,000) gold-equivalent ounces of dore or mineral concentrate from production from the Cerro San Pedro Project has been delivered for refining to a commercial refiner; and (ii) "Cerro San Pedro Project" means and refers to the Cerro San Pedro gold and silver mining project in San Luis Potosi, Mexico, that is operated by MSX.

                  (d) Two Million Five Hundred Dollars (US$2,500,000) payable twelve (12) months following the date on which MSX commences the commercial production of minerals at the Cerro San Pedro Project.

         2. Prepayment. This Note may be prepaid by Maker, in whole or in part, without penalty. Any partial prepayment of any installment shall be applied against the principal amount of that installment but shall not postpone the due date of such installment or any subsequent payments or change the amount of such payments.

         3. Late Payment. Maker shall pay to Holder a late charge of five percent (5%) of any payment not received by the Holder within ten (10) days after the payment is due.

         4. Default Interest. If any payment required by this Note is not paid when due, the outstanding principal balance shall bear interest, at the rate of the lesser of the prime rate announced from time to time by Wells Fargo Bank West, N.A., plus five percent (5%) per annum or the maximum rate allowed by applicable law (the "Default Rate"), from the date of the default until paid. .

         5.       Right to Cure/Acceleration. If any payment required by this
Note is not paid when due, Holder shall give written notice of default to Maker. Maker shall have ten (10) days from Maker's receipt of such notice in which to cure such default by making the required payment together with late payment charges under Section 3 of this Note (if the default is not cured within the time specified in Section 3) and. together with interest as specified in Section 4 of this Note. Upon the failure of Maker to cure such default and at the option of the Holder, the entire principal amount outstanding shall at once become due and payable. The Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees

         6. Waiver. Maker, Guarantor and all other makers, sureties, guarantors, and endorsers hereby waive presentment, demand, dishonor, notice of dishonor, protest, notice of protest, and all other procedural prerequisites to enforcement of this Note. This Note shall be the joint and several obligation of Maker and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

         7. Notices and Payments. All payments under this Note and any notice to Holder, Maker or Guarantor shall be given in writing and delivered by hand, by overnight courier or by facsimile at the following addresses:

                  If to Holder:    Glamis de Mexico, S.A. de C.V
                                   Attn: Secretary
                                   c/o Glamis Gold Ltd.
                                   5190 Neil Road, Suite 310
                                   Reno, Nevada  89510
                                   FAX: 775-827-6992

                  with copy to:    Glamis Gold Ltd.
                                   Attn: Sr. Vice-President and General Counsel
                                   5190 Neil Road, Suite 310
                                   Reno, Nevada  89510
                                   FAX: 775-827-6992

                  If to Maker:     Raleigh Mining International Limited
                                   c/o Metallic Management Inc.
                                   ATTN: President and CEO
                                   12200 E. Briarwood Avenue, Suite 165
                                   Centennial, Colorado 80112
                                   FAX: 303-796-0265

                  If to Guarantor: Metallica Resources Inc.
                                   Attn: President and CEO
                                   3979 E. Arapahoe Road, Suite 100
                                   Littleton, Colorado 80122
                                   FAX: 303-796-0265

         Maker, Holder and Guarantor may change its addresses hereunder by written notice to the others. All notices shall be effective and shall be deemed delivered (i) if by hand, or by overnight courier, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours on the next business day following delivery, (ii) if by electronic communication, on the next business day following receipt of electronic communication, and (iii) if by mail, on the next business day after actual receipt. For the purposes of the foregoing, "normal business hours" shall mean 8:00 a.m. to 5:00 p.m., local time, and "business day" shall mean any day other than Saturday, Sunday or a legal holiday in the local jurisdiction.

         8. Governing Law/Venue. This Note shall be governed by the laws of the State of Nevada, without regard to choice or conflict of laws rules or principles. The exclusive venue for any action brought to enforce or interpret this Note shall be Reno, Nevada. Such action may be brought in any federal or state court in Reno, Nevada and the Maker and the Guarantor (i) agree to submit to the jurisdiction of such court and (ii) agree that such venue and jurisdiction is fair, reasonable, appropriate and convenient.

                                     "MAKER"

                                     RALEIGH MINING INTERNATIONAL
                                     LIMITED, an Ontario, Canada corporation

                                     By:    /s/ Bradley J. Blacketor
                                     Name:  Bradley J. Blacketor
                                     Title: Secretary

                                     "GUARANTOR"

                                     METALLICA RESOURCES INC.,
                                     a Canadian Federal corporation

                                     By:    /s/ Bradley J. Blacketor
                                     Name:  Bradley J. Blacketor
                                     Title: Secretary

                                                                       EXHIBIT D

                                  ROYALTY DEED

         THIS ROYALTY DEED (this "Deed") is made effective this 12th day of February, 2003, between Minera San Xavier, S.A. de C.V., a company organized and existing under the laws of Mexico ("MSX"), as grantor, and Glamis de Mexico, S.A. de C.V., a corporation organized and existing under the laws of Mexico ("Glamis"), as grantee. MSX and Glamis are at times referenced in this Deed individually as a "Party" and collectively as the "Parties."

                                 I. DEFINITIONS

         In addition to the definitions contained elsewhere in this Deed, the following terms shall have the meanings assigned to them in this Article I:

         1.1 "AFFILIATE" shall mean any person, partnership, joint venture, corporation or other entity or form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Party. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of a majority of voting securities, contract, ability to appoint a majority of a board of directors, voting trust or otherwise.

         1.2 "CERRO SAN PEDRO PROJECT" shall mean the Cerro San Pedro gold and silver mining project in San Luis Potosi, Mexico. The Cerro San Pedro Project encompasses the Properties and adjacent lands that now or hereafter are operated with the Properties as a single mining operation.

         1.3 "CERRO SAN PEDRO PROJECT LANDS" shall mean the Properties and adjacent lands that now or hereafter are operated with the Properties as a single mining operation.

         1.4      "EFFECTIVE DATE" shall mean February 12, 2003.

         1.5 "MINERALS" shall mean all ores, metals, minerals, tailings, concentrates and other mineral products mined, extracted, produced, removed and sold from the Properties..

         1.6 "MSX" shall mean Minera San Xavier, S.A. de C.V., a company organized and existing under the laws of Mexico, its successors and assigns.

         1.7 "PROPERTIES" shall mean the real property and associated concessions, minerals, mineral rights, mining and other properties rights that are described in Attachment 1 to this Deed and/or that are acquired or held by MSX, any of its Affiliates or any of their respective successors and assigns for the benefit of the Cerro San Pedro Project on or after the Effective Date, together with all replacements, renewals or extensions of the foregoing.

         1.8 "ROYALTY" shall mean the net smelter return production royalty granted to Glamis pursuant to Article II.

                              II. GRANT OF ROYALTY

         2.1 GRANT. FOR GOOD AND VALUABLE CONSIDERATION RECEIVED, the receipt and sufficiency of which MSX hereby acknowledges, MSX grants to Glamis a royalty (the "Royalty") on the Net Returns of all Minerals mined and removed from the Properties and sold or deemed to have been sold by or for MSX, on the terms and conditions herein specified.

         2.2      PERCENTAGE OF NET RETURNS.

                  (a) Refined Gold. The percentage of Net Returns to be paid to Glamis for refined gold produced from Minerals mined from the Properties shall be based as follows:

Monthly AverageGold
  Price Per Ounce      Percentage of Net Returns
-------------------    -------------------------
Less than $325.00                0.0%
 $325.00 -$349.99                0.5%
 $350.00 -$374.99                1.0%
 $375.00 -$399.99                1.5%
 $400.00 or above                2.0%

                  (b) Other Products. In the event that MSX causes silver or other refined metals other than refined gold to be produced from Minerals mined from the Properties, or in the event that MSX sells raw ore, dore or concentrates produced from Minerals mined from the Properties, the percentage of Net Returns to be paid Glamis for such products shall be that percentage set forth in Section 2.2(a) determined based on the price of gold as provided in
Section 2.3.

         2.3 CALCULATION OF NET RETURNS. It is the intention of the Parties that the Royalty be based upon the value, at the boundary of the Cerro San Pedro Project Lands, of the Minerals produced and sold or deemed sold, determined by reference to published prices for refined gold, silver and other metals and the actual proceeds of sales for other Minerals, all as provided in Section 2.3(a) below. Glamis acknowledges that it may be necessary or appropriate to process, treat or upgrade Minerals of the Cerro San Pedro Project Lands before they are sold and that, to determine the value of such Minerals at the boundary of the Cerro San Pedro Project Lands, MSX shall be entitled to deduct all costs and only those costs incurred or deemed incurred by MSX after the Minerals leave the Cerro San Pedro Project Lands. Therefore, the Parties agree that as used this Agreement, "Net Returns" shall mean Gross Proceeds (as defined in Section 2.3(a) below) less Costs and Expenses (as defined in Section 2.3(b) below).

                  (a) Gross Proceeds. As used in this Agreement, "Gross Proceeds" shall mean and shall be calculated as follows:

                           (i)      Refined Gold. If MSX causes refined gold to
be produced from Minerals mined from the Properties, the Royalty shall be paid on the refined gold, as herein provided. For purposes of determining the Royalty, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price, and the Gross Proceeds shall be determined by multiplying Gold Production during the calendar month by the Monthly Average Gold Price for that month. As used herein, "Gold Production" shall mean the quantity of refined gold out-turned during the calendar month to MSX's pool account by an independent third-party refinery from Minerals produced from the Properties, on either a provisional or final settlement basis. As used herein, "Monthly Average Gold Price" shall mean the average London Bullion Market

Association P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported.

                           (ii)     Refined Metals Other Than Gold. If MSX
causes silver or other refined metals other than refined gold to be produced from Minerals mined from the Properties, the Royalty shall be paid on the refined metal produced, as herein provided, and the Gross Proceeds shall be determined by multiplying Refined Metal Production during the calendar month by the Monthly Average Refined Metal Price for that month. As used herein, "Refined Metal Production" shall mean the quantity of Refined Metal out-turned during the calendar month to MSX's pool account by an independent third-party refinery from Minerals produced from the Properties, on either a provisional or final settlement basis. As used herein, "Monthly Average Refined Metal Price" shall mean the average New York Refined Metal Price as published by Metals Week, calculated by dividing the sum of all such prices reported for the calendar month by the number of days for which such prices were reported.

                           (iii)    Raw Ore, Dore or Concentrates. Subject to
Section 2.4, if MSX sells raw ore, dore or concentrates produced from Minerals mined from the Properties, then the Gross Proceeds shall be equal to the amount of the proceeds actually received by MSX during the calendar month from the sale of such raw ore, dore or concentrates.

                  (b) Costs and Expenses. As used in this Agreement, "Costs and Expenses" shall mean all costs, charges, and expenses paid or deemed incurred by MSX for or with respect to Minerals produced from the Properties, after such Minerals leave the Cerro San Pedro Project Lands, including, without limitation:

                           (i)      charges for treatment in the smelting and
refining processes (including handling, processing, interest, provisional settlement fees, sampling, assaying and representation costs, penalties and other processor deductions);

                           (ii)     actual costs of transportation (including
loading, freight, insurance, security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals (with respect to which Royalty is paid) from the Cerro San Pedro Project Lands to the place of treatment as described in
Section 2.3(b)(i) above and then to the place of sale;

                           (iii)    costs or charges of any nature for or in
connection with insurance, storage, or representation at a smelter or refinery for Minerals;

                           (iv)     actual sales and brokerage costs paid to
third-parties, if any, on Minerals for which the Royalty is based on actual proceeds received by MSX and an allowance for reasonable sales and brokerage costs paid to third-parties, if any, for refined metals that are subject to the Royalty provided in Section 2.3(a)(i),(ii) and (iii); and

                           (v)      sales, use, severance and any other tax
based directly upon, measured by and actually assessed against the value or quantity of Minerals produced, but excluding any and all taxes and any payments, taxes, and fees: (X) based upon the net or gross income of MSX or any owner or operator of the Properties or the Cerro San Pedro Project; (Y) based upon the value of the Properties or the Cerro San Pedro Project, the privilege of doing business, or other similarly based payments, taxes or fees; and (Z) not based directly upon and actually assessed against the value or quantity of Minerals produced.

In the event that smelting and/or refining are carried out in facilities owned or controlled by MSX or any Affiliate of MSX, then charges, costs and penalties for such operations, including without limitation for loading, transportation and associated insurance, shall mean the amount that MSX would have incurred if such operations were carried out at facilities not owned or controlled by MSX or any Affiliate of MSX then offering comparable custom services for comparable products on prevailing terms.

         2.4 SALES TO AFFILIATES. MSX shall be permitted to sell Minerals from the Properties in the form of raw ore, dore, or concentrates to an Affiliate of MSX, provided that such sales shall be considered, solely for the purpose of computing the Royalty, to have been sold at prices and on terms no less favorable than those that would be extended to an unaffiliated third party under similar circumstances.

         2.5 COMMINGLING. MSX shall have the right of mixing or commingling, at any location and either underground or at the surface, Minerals produced from the Properties with Minerals produced from other lands, provided that MSX shall determine the weight, grade or volume of, sample and analyze all such Minerals before the same are so mixed or commingled. Any such determination of weight, grade or volume, sampling and analysis shall be made in accordance with sound sampling and analytic practices, and procedures. The weight, grade or volume and the analysis so derived shall be used as the basis of allocation of Royalty payable to Glamis hereunder in the event of a sale by MSX of Minerals so mixed or commingled.

                            III. PAYMENT OF ROYALTY

         3.1 ACCRUAL AND PAYMENT OF ROYALTY. The obligation to pay Royalty shall accrue upon the out-turn of refined metals meeting the requirements of the specified published price to MSX's account or the sooner sale of unrefined metals, dore, concentrates, ores or other mineral products, as herein provided. Royalties shall become due and payable quarterly on the fifteenth (15th) day of the month next following the end of the calendar month in which the same accrue. In the event that MSX determines that any payment of Royalty was underpaid or overpaid, MSX shall correct such overpayment or underpayment by adjustment to the amount of the next subsequent payment of Royalty following such determination.

         3.2 PROVISIONAL STATEMENTS. Where out-turn of refined metals is made by an independent third-party refinery on a provisional basis, the Gross Proceeds and the Royalty paid to Glamis for such metals in any month shall be based upon the amount of refined metal credited by such provisional settlement, but shall be adjusted in subsequent statements to account for the amount of refined metal established by final settlement by the refinery.

         3.3 MONTHLY STATEMENTS. Royalty payments shall be accompanied by a statement showing in reasonable detail the following: (a) the quantities and grades of the refined metals, dore, concentrates, other mineral products, or ores produced and sold or deemed to have been sold by MSX in the preceding calendar month; (b) the average monthly price determined as provided in Section 2.3(a)(i) and (ii) for refined metals on which Royalty is due; (c) the proceeds of sale for other Minerals on which Royalty is due, determined as provided in
Section 2.3(a)(iii) and Section 2.4; (d) Costs and Expenses; and (e) other pertinent information in sufficient detail to explain the calculation of the Royalty payment. Monthly royalty statements also shall list the quantity and quality of any dore that has been retained as inventory for more than sixty (60) days.

         3.4 GLAMIS' ELECTION WITH RESPECT TO INVENTORY UPON RECEIPT OF MONTHLY STATEMENT. Glamis shall have fifteen (15) days after receipt of each monthly statement rendered to it pursuant to Section 3.3 to either:

                  (a) request that inventoried dore be deemed sold as provided in Section 2.3(a)(i) and (ii) above as of the fifteenth (15th) day of the month for which the monthly statement was rendered, utilizing the mine weights and assays for such dore and utilizing a deemed charge for all Costs and Expenses as specified in Section 2.4 above which shall be based upon the most recent charges to MSX for such items; or

                  (b) elect to wait until the time that refined gold or silver from such dore is actually out-turned to MSX or such dore is sooner sold by MSX.

The failure of Glamis to respond within the fifteen (15) day period shall be deemed to be an election under (b) above. No Royalty shall be due with respect to stockpiles of ores or concentrates unless and until such ores or concentrates are actually sold.

         3.5 OBJECTIONS TO ROYALTY PAYMENTS/AUDITS. All Royalty Payments made during each calendar year shall be considered final and in full satisfaction of all obligations of MSX with respect thereto, unless Glamis gives MSX written notice describing and setting forth a specific objection to the determination thereof within ninety (90) days following the end of the calendar year during which such Royalties were paid. During the ninety (90) day period, Glamis shall have the right, upon reasonable notice and at a reasonable time, to have MSX's accounts and records relating to the calculation of the Royalties paid during such calendar year audited by Glamis or an independent certified public accountant acceptable to Glamis and MSX. If such audit determines that there has been a deficiency or an excess in the payment made to Glamis, such deficiency or excess shall be resolved by adjusting the next monthly Royalty payment due hereunder, or by direct payment if no monthly Royalty payment follows the audit determination. Glamis shall pay all costs of such audit unless a deficiency of ten percent (10%) or more of the amount due to Glamis is determined to exist. MSX shall pay the costs of such audit if a deficiency of ten percent (10%) or more of the amount due to Glamis is determined to exist. All books and records used by MSX to calculate Royalties due hereunder shall be kept in accordance with generally accepted account principles, consistently applied. Failure on the part of Glamis to make a claim on MSX for adjustment within such ninety (90) day period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

         3.6 TAKE IN KIND ELECTION. At the beginning of each calendar year during which MSX may produce Minerals from the Properties, Glamis may elect to take its Royalty in kind for the following calendar year. G1amis must notify MSX of its election to take its Royalty in kind not less than thirty (30) days prior to the beginning of the calendar year. If no notice is given by Glamis to MSX, Glamis shall be deemed to have elected to not take its Royalty in kind. In the event Glamis elects to take its Royalty in kind, Glamis shall receive its proportionate interest of concentrates, dore or other processed materials that MSX has not yet removed from the Properties Cerro San Pedro Project Lands for delivery to the smelter, refiner or other purchaser. In such cases, Glamis shall be solely responsible for the loading and transporting of such in kind materials and shall further be responsible for all further Costs and Expenses with respect to such materials as defined in Section 2.3(b). Any election by Glamis pursuant to this Section 3.6 shall remain in effect for the entire calendar year for which such election was made.

                     IV. NATURE OF INTEREST/BINDING EFFECT

         4.1 NATURE OF ROYALTY. The Royalty is a strictly passive and non-participating interest and shall not entitle Glamis to participate in any decisions whatsoever concerning the Properties, the Cerro San Pedro Project, or operations thereon.

         4.2 BINDING EFFECT. The Royalty shall be deemed to be a burden upon the Properties and shall run with the land such that it shall be binding upon any and all successors-in-interest of MSX, whether by sale or transfer or by operation of law.

         4.3 FURTHER ASSURANCES AND CONTINUING OBLIGATIONS. MSX agrees to execute and record or register such documents or to take such other actions as may be necessary under local law to evidence Glamis' Royalty in the appropriate records and registries in Mexico. Notwithstanding the foregoing, it is understood and acknowledged by the Parties that such registration may not be possible. Therefore, it is further understood and agreed that MSX shall remain liable for all Net Returns that may become due to Glamis under this Royalty Deed, regardless of any transfers by MSX, its successors or assigns, of all or any interest in the Cerro San Pedro Project or in the Properties.

                                   V. GENERAL

         5.1 BOOKS AND RECORDS. MSX shall keep accurate records and books of account for all mining operations conducted by it or under its control on the Properties, showing particularly the quantity, grade and composition of all Minerals, all receipts from the sale thereof and all Costs and Expenses. In addition to it audit rights under Section 3.5, Glamis, upon demand but not more frequently than once in any six month period, at its sole cost and expense and at reasonable times and places, may conduct or perform any or all of the following activities: (i) inspect the Properties and any sites utilized in connection with operations thereon or the processing, storage or transportation of any Minerals; and (ii) inspect, review and copy any and all books, records, documents, correspondence, mine plans, geological data, studies and other information, of all types and descriptions whatsoever, pertaining or relating in any way to the calculation of Royalty payable pursuant to this Deed, mining or other operations conducted on the Properties or the processing, storage or transportation of any Minerals.

         5.2 GOVERNING LAW/VENUE. This Deed shall be governed and interpreted in accordance with the laws of the State of Nevada, without regard to choice or conflict of laws rules or principles. The exclusive venue for any action brought to enforce or interpret this Agreement shall be Reno, Nevada. The Parties may bring such an action in any federal or state court in Reno, Nevada. The Parties (i) agree to submit to the jurisdiction of such court and (ii) agree that such venue and jurisdiction is fair, reasonable, appropriate and convenient.

         5.3 ATTORNEY'S FEES. In the event of litigation arising under or relating to this Deed or the calculation and payment of Royalty under this Deed, the prevailing party in such action shall be entitled to recover all reasonable costs and expenses of such suit (including the costs and expenses of any appeals), including reasonable attorneys' fees.

         5.4 NOTICES AND PAYMENTS. All payments, notices and other communications required or permitted under this Deed shall be given in writing and delivered by hand, United States certified mail, overnight courier, or facsimile at the following addresses:

               If to Glamis:    Glamis de Mexico, S.A. de C.V
                                Attn:  Secretary
                                c/o Glamis Gold Ltd.
                                5190 Neil Road, Suite 310
                                Reno, Nevada 89510
                                FAX:  775-827-6992

                  If to MSX:    Minera San Xavier, S.A. de C.V
                                c/o Metallic Management Inc.
                                ATTN:  President and CEO
                                12200 E. Briarwood Avenue, Suite 165
                                Centennial, Colorado 80112
                                FAX:  303-796-0265

         A Party may change its address hereunder by written notice to the other Party All notices shall be effective and shall be deemed delivered (i) if by hand, by certified mail, or by overnight courier, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours on the next business day following delivery, (ii) if by electronic communication, on the next business day following receipt of electronic communication, and (iii) if by mail, on the next business day after actual receipt. For the purposes of the foregoing, "normal business hours" shall mean 8:00 a.m. to 5:00 p.m., local time, and "business day" shall mean any day other than Saturday, Sunday or a legal holiday in the local jurisdiction. Executed as of the Effective Date.

                                  "MSX"

                                  Minera San Xavier, S.A. de C.V.,
                                  a Mexico company

                                  By: /s/ Charles A/ Jeannes
                                      Charles A. Jeannes, Director

                                  By: /s/ Fred H. Lightner
                                      Fred H. Lightner, Director

                                  "GLAMIS"

                                  GLAMIS de MEXICO,  S.A. de C.V.,
                                  a Mexico company

                                  By: /s/ Charles A. Jeannes
                                      Charles A. Jeannes, Director

State of COLORADO          )
                           ) ss
county of DENVER           )

         The foregoing instrument was acknowledged before me this 12th day of February 2003, by Charles A. Jeannes, as Director of Minera San Xavier, S.A. de C.V., as its free act and deed.

         Witness my hand and official seal.

                                                /s/ Dalana Rayne
                                                Notary Public

State of COLORADO          )
                           ) ss
county of DENVER           )

         The foregoing instrument was acknowledged before me this 12th day of February 2003, by Fred H. Lightner, as Director of Minera San Xavier, S.A. de C.V., as its free act and deed.

         Witness my hand and official seal.

                                                /s/ Randy Parcel
                                                Notary Public

State of COLORADO          )
                           ) ss
county of DENVER           )

         The foregoing instrument was acknowledged before me this 12th day of February 2003, by Charles A. Jeannes, as Director of Glamis de Mexico, S.A. de C.V., a corporation organized and existing under the laws of Mexico, as its free act and deed.

         Witness my hand and official seal.

                                                /s/ Dalana Rayne
                                                Notary Public

[NOTARIES AS REQUIRED BY MEXICO LAW]

                                  ATTACHMENT 1

                to Royalty Deed dated February 12, 2003, between
            Minera San Xavier, S.A. de C.V., a company organized and
           existing under the laws of Mexico ("MSX"), as grantor, and
                          Glamis de Mexico, S.A. de C.V

                                 THE PROPERTIES

                                      1-1

                                                                       EXHIBIT E

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

         THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT (this "Agreement") is entered into effective as of _____________, 2003 (the "Effective Date") by and among RALEIGH MINING INTERNATIONAL LIMITED, a corporation continued and existing under the laws of the Province of Ontario, Canada ("Raleigh"); GLAMIS de MEXICO, S.A. de C.V., a company organized and existing under the laws of Mexico ("Glamis"); and MINERA SAN XAVIER, S.A. de C.V., a corporation organized and existing under the laws of Mexico ("MSX"). Glamis, Raleigh, and MSX are at times referenced in this Agreement individually as a "Party" and collectively as the "Parties.

                                    RECITALS

         A. MSX holds the entire ownership and operating interest in the Cerro San Pedro Project situated in the State of San Luis Potosi in Mexico.

         B. As of January 21, 1998, Raleigh owned all of the issued and outstanding common shares of the capital stock of MSX (the "Common Shares"), except for one share owned by Mr. Craig J. Nelsen, the President of Raleigh ("Mr. Nelsen").

         C. Pursuant to that certain Stock Acquisition and Shareholder's Agreement dated effective as of January 21, 1998 (the "Cambior Agreement"), Raleigh and Mr. Nelsen conveyed to Cambior de Mexico, S.A. de C.V. ("Cambior") an undivided fifty percent (50%) of the Common Shares.

         D. Effective May 9, 2000, Glamis acquired Cambior's Common Shares and succeeded to Cambior's rights and obligations under the Cambior Agreement.

         E. Pursuant to that certain Share Purchase Agreement dated as of February 12, 2003 (the "SPA"), by and among Glamis, Raleigh, MSX and Metallica Resources Inc., a Canadian federal corporation ("Metallica"), Glamis conveyed its Common Shares (the "Glamis Shares") to Raleigh, subject to certain payment and other obligations represented by and contained in the SPA, a Promissory Note dated February 12, 2003, from Raleigh, as Maker, and Metallica, as Guarantor, to Glamis, as Holder (the "Promissory Note"), and other instruments.

         F. The SPA specified that, if Raleigh did not make the first payment due under the terms of the Promissory Note, the following would occur:
(i) the Glamis Shares would be returned to Glamis, as liquidated damages; (ii) Raleigh promptly would transfer to Glamis an additional number of Common Shares held by Raleigh equal to one percent (1%) of the issued and outstanding Common Shares (the "Additional Shares"), such that upon the return of the Glamis Shares and the transfer of the Additional Shares, Glamis would own fifty one percent (51%) of the issued and outstanding Common Shares; (iii) upon delivery of the Additional Shares to Glamis, the Escrow Agent (defined in the SPA) would return to Raleigh the Promissory Note and the Royalty Deed (defined in the SPA); and
(iv) Raleigh, Glamis and MSX would enter into this Agreement.

         G. Raleigh did not make the first payment under the terms of the Promissory Note when the same became due, the Glamis Shares were returned to Glamis on the Effective Date, the Additional Shares have been delivered to Glamis effective as of the Effective Date, and the Promissory Note and Royalty Deed have been returned to Raleigh.

         H. As required by the SPA, the Parties desire to enter into this Agreement and to govern the management of MSX's affairs, the financing for developing the Project and bringing it into commercial production, the marketing of such production, and the relations between Glamis and Raleigh as shareholders of MSX from and after the Effective Date, all in accordance with the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing, of the mutual promises and covenants set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend and restate the Cambior Agreement in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement and Exhibits hereto, the following terms shall have the meanings set forth below:

         "ADDITIONAL SHARES" shall have the meaning assigned to it in Recital F.

         "ADMINISTRATION" means any activity of an administrative or general nature conducted in connection with any other aspect of Operations or in connection with Operations generally.

         "AFFILIATE" means any person, partnership, joint venture, corporation or other entity or form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, a Party. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

         "AGREEMENT" means this Amended and Restated Shareholders' Agreement, and all exhibits, which are fully incorporated herein by reference subject to the provisions of Section 1.4 below.

         "AMENDED BYLAWS" means the amendments to the bylaws or other Organizational Documents of MSX adopted in accordance with the provisions of the Cambior Agreement, as amended and restated in Article IV of this Agreement.

         "APPLICABLE LAW" means all applicable federal, state, provincial, local and other governmental or judicial laws, statutes, rules, regulations, ordinances, and, to the extent promulgated or issued, decrees and orders.

         "AREA OF INTEREST" means the entire area encompassed within the exterior boundaries of the Properties described on Exhibit A.

         "ASSETS" means the Properties, Products, and all other real and personal property, tangible and intangible, held or owned from time to time by MSX.

         "BOARD OF DIRECTORS" or "BOARD" means the Board of Directors of MSX.

         "BONA FIDE OFFER" shall have the meaning set forth in Section 8.1.

         "BUDGET" means a detailed estimate of all costs and expenses to be incurred by MSX with respect to a Program and a schedule of cash advances to be made by the Shareholders in accordance with the terms of this Agreement.

         "CAMBIOR AGREEMENT" shall have the meaning assigned to it in Recital C to this Agreement.

         "COMMENCEMENT OF COMMERCIAL PRODUCTION" means and shall be deemed to have occurred on the date that a cumulative total of ten thousand (10,000) gold-equivalent ounces of dore or mineral concentrate from production from the Project have been delivered for refining to a commercial refiner.

         "COMMON SHARES" means the common shares of the capital stock of MSX.

         "CONCESSIONS" means the mining concessions, or applications for mining concessions, or interests therein, described in Exhibit A to this Agreement, together with or applications as described in all the rights, privileges, benefits, appurtenances, covenants and positive and negative servitudes associated therewith.

         "CONSTRUCTION" means the erection, construction and installation of all facilities, improvements and infrastructure, including but not limited to buildings, plants, pits, machinery and equipment, for the Mining, handling, processing and other beneficiation of Minerals, and the preparation of the Project for Mining subsequent to the Construction Release Date.

         "CONSTRUCTION RELEASE" means the approval by the Board of a Definitive Feasibility Study and authorization by the Board to commence Construction pursuant to the approved Definitive Feasibility Study.

         "CONSTRUCTION RELEASE DATE" means the date on which the approvals and authorizations required for Construction Release are or have been granted.

         "CONTRACT" means any agreement, contract, promise, arrangement or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "COVER AMOUNT" shall have the meaning set forth in Section 3.2.7.

         "DEFINITIVE FEASIBILITY STUDY" means a Feasibility Study approved by the Board of Directors.

         "DEVELOPMENT" means all preparation for the removal and recovery of minerals, including, but not limited to, preparation of a Feasibility Study and Construction

         "DEVELOPMENT EXPENDITURES" means all Expenditures incurred for the Development and Construction from the Construction Release Date until the Commencement of Commercial Production.

         "DIRECTOR" or "DIRECTORS" means a director or the directors, as the case may be, of MSX.

         "EFFECTIVE DATE" means the date first set forth above.

         "EQUITY CONTRIBUTION" means the respective equity contribution made or deemed to have been made by Glamis and Raleigh to MSX in consideration of the issuance to them of the Common Shares, as provided in Section 4.6.1.

         "ESCROW PERIOD" means the period from February 12, 2003 until the Effective Date, during which the Glamis Shares were in escrow pursuant to the SPA.

         "EXPENDITURES" shall be interpreted broadly and means expenditures incurred in connection with the Project, the conduct of operations or the corporate affairs of MSX, including:

                           (a) all fees and other payments of whatever nature in relation to the Properties;

                           (b)      labor charges as follows:

                                    (i)      salaries and wages of employees
                                             directly engaged in the conduct of
                                             Operations, and salaries and wages
                                             of technical employees who are
                                             temporarily assigned to and
                                             directly employed in the conduct of
                                             Operations;

                                    (ii)     the cost of holiday, vacation,
                                             sickness, disability benefits and
                                             other customary allowances paid to
                                             the employees whose salaries and
                                             wages are chargeable to Operations;

                                    (iii)    expenditures or contributions made
                                             pursuant to assessments imposed by
                                             governmental authority which are
                                             applicable in respect of employee
                                             salaries and wages chargeable to
                                             Operations;

                                    (iv)     reasonable personal expenses of
                                             those employees whose salaries and
                                             wages are chargeable to Operations;

                           (c) the cost of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, and other benefit plans of a like nature, applicable to the Manager's labor cost chargeable to Operations;

                           (d) materials, equipment, supplies, and services ("Material") purchased or furnished for use on or for the benefit of the Project. The charges for any Material provided by the Manager or an Affiliate of the Manager shall not exceed the prevailing charges or rates for such Material or services in the vicinity of the Project, and those services performed by the Manager or an Affiliate of the Manager shall be under the same terms and conditions as are customary and usual in the vicinity of the Properties in contracts with independent contractors who are doing work of a similar nature;

                           (e) transportation of employees and Material necessary for Operations;

                           (f) the cost of contract services and utilities procured from outside sources;

                           (g) all costs or expenses necessary for the repair or replacement of Assets made necessary because of or losses incurred by fire, flood, storm, accident, or any other cause;

                           (h)      all costs and expenses of handling,
                                    investigating, and settling litigation or claims arising in connection with Operations or necessary to protect or recover the Assets, including but not limited to, attorneys' fees, court costs, cost of investigation, or procuring evidence and amounts paid in settlement or satisfaction of any such litigation or claims;

                           (i) all taxes of every kind and nature assessed or levied upon or in connection with the Assets, Operations or production derived therefrom, which taxes have been paid by the Manager for the benefit of MSX or its shareholders;

                           (j) premiums paid for insurance on the Assets or Operations for the protection of the Assets or the Project;

                           (k) all indirect expenditures incurred by the Manager in connection with the Project or Operations as allocated by the Manager, acting reasonably;

                           (l)      Property acquisition and maintenance costs;
                                    and

                           (m) any other expenditures (including those for capital equipment and working capital) not covered or dealt with in the foregoing provisions that are incurred by or on behalf of MSX or the Manager, in Mexico or elsewhere, for the necessary and proper conduct of the Project or Operations and pursuant to any applicable provisions of this Agreement, or with respect to the Administration or corporate expenses, obligations or liabilities of MSX.

         "EXPLORATION" means all activities directed toward or in support of ascertaining the existence, location, extent, quantity, quality or commercial value of deposits of Minerals on the Properties.

         "FEASIBILITY STUDY" means a detailed written report of the results of a comprehensive study of the viability of placing the Mine into production. A Feasibility Study recommending production shall include a description of the methods and costs of bringing the Mine into production and operation and shall include a reasonable assessment of the estimated recoverable reserves of ore, the estimated average composition and content of the valuable Minerals that may be produced, a description of the work, equipment and supplies estimated to be required to bring the Mine into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations. The Manager shall select the entity that will prepare the Feasibility Study, and such entity may be an Affiliate of the Manager, or outside consultants selected by the Manager, or a combination thereof, as decided by the Manager in its discretion; provided, however, that the Feasibility Study shall be comparable in quality, detail and coverage to those prepared by outside consultants for comparable projects for purposes of seeking third party project debt financing. The Feasibility study may be based upon and/or incorporate studies and work performed prior to the Effective Date. Copies of the Feasibility Study (if and when completed) shall be delivered to each of MSX, Raleigh and Glamis.

         "GLAMIS" means Glamis de Mexico, S.A. de C.V., a corporation organized and existing under the laws of Mexico.

         "GLAMIS SHARES" means the Common Shares issued to Glamis that were conveyed by Glamis, in escrow, to Raleigh and, upon default by Raleigh of the first payment due under the Promissory Note, were returned to Glamis, all pursuant to the SPA, and all as described in the Recitals.

         "IVA" means value added taxes or similar or related taxes, levies, tariffs and assessments.

         "JAG" means the Judicial Arbiter Group, Inc. situated in Denver, Colorado. "LIBO RATE" or LIBOR" means, for any calendar month or part thereof, the 30 day interest rate that appears on the Reuter's screen LIBO page as of 11:00 a.m. London time on the last day of such month. If more than two such rates appear on the Reuters' screen LIBO page, the interest rate will be the arithmetic average (rounded upward if necessary), to the nearest one-sixteenth (1/16th) of one percent (1%) of such offered rates. If for any reason (i) the interest rate shall not be able to be determined by reference to the Reuters' screen LIBO page or (ii) the Reuters' screen LIBO page shall show LIBO quotes from two or less banks or (iii) the banks whose LIBO quotes are shown on there Reuters' screen LIBO page shall not be major international banks or (iv) the services of the Reuters' screen LIBO page shall cease to be available as a result of a discontinuation of such services, then the Shareholders shall use the average of three leading banks which are internationally recognized as major participants in the Eurodollar interbank market in London selected by the Shareholder to whom interest is to be paid. "REUTERS' screen LIBO page" means the display of London interbank offered rates of major banks for Eurodollar deposits designated as page "LIBO" on the Reuters' monitor money rates service (or such other page as may replace the LIBO page on screen services provided by Reuters for the purpose of displaying such London Interbank offered rates for Eurodollar deposits).

         "LIENS" means any and all liens, pledges, burdens, charges, royalties, encumbrances, mortgages, options, security interests, rights, interests, claims, demands, leases, rights of first refusal, equitable titles, interests and restrictions of any kind including any restriction on use, voting, Transfer, receipt of income, or exercise of any other attribute of ownership.

         "MANAGER" means the person or entity appointed pursuant to Section 6.1 to manage, conduct and carry out Operations and the affairs of MSX with respect to the Project, or any successor. SSX shall serve as the initial Manager from and after the Effective Date.

         "MARKETING" means all of those activities that are associated with the sale and delivery of Products produced by MSX

         "MINE" means the Cerro San Pedro open-pit, heap leach gold and silver mine, together with associated production and processing facilities, and other related facilities, improvements and infrastructure, with an anticipated throughput of not less than eight million tons of ore per year, all of which, subject to the terms of this Agreement, may be constructed and developed on the Properties.

         "MINERALS" means all ores, metals, minerals and mineral resources of any and all kinds or description whatsoever.

         "MINING" means the mining, extracting, producing, handling, milling, processing or other beneficiation of Products, and all activities incident thereto, including but not limited to the providing of maintenance and other general services in respect thereof.

         "MSX" means Minera San Xavier, S.A. de C.V., a corporation organized and existing under the laws of Mexico.

         "NET CASH FLOW" shall have the meaning assigned to it in Section 4.3.2.

         "NET PROFITS INTEREST" shall have the meaning set forth in Exhibit B to this Agreement.

         "NON-ARBITRAL MATTERS" means matters that are not subject to arbitration under this Agreement, namely, approval of a Definitive Feasibility Study, approval of Programs and Budgets, approval of Construction Release, and decisions on the part of MSX to merge, reorganize, issue Common Shares or other equity securities, grant Liens upon any of the Assets (other than as contemplated under this Agreement) or Transfer any right, title or interest in the Assets (other than Transfers of immaterial Assets in the ordinary course of business), as well as the decision as to whether or not a particular matter constitutes a Technical Matter (subject to arbitration under Section 5.1), a non-technical matter (subject to arbitration under Section 5.2) or a Non-Arbitral Matter (not subject to arbitration).

         "NON-TECHNICAL MATTERS" means any matters that are not Technical Matters and shall include any dispute or conflict concerning whether a matter is a Technical Matter or a Non-Technical Matter.

         "OPERATIONS" means activities or operations conducted upon or with respect to the Properties, Assets or Project pursuant to this Agreement and includes without limitation Administration, Exploration, Development, Construction, Mining and Marketing.

         "ORGANIZATIONAL DOCUMENTS" means the articles, deed or certificate of incorporation or amalgamation or continuance (as the case may be, depending upon the jurisdiction of incorporation) and the bylaws of a corporation.

         "OWNERSHIP INTEREST" means the percentage ownership of a Shareholder in the Common Shares as such interest may from time to time be adjusted hereunder. As of the Effective Date, Glamis shall hold a fifty-one percent (51%) Ownership Interest, and Raleigh shall hold a forty-nine percent (49%) Ownership Interest. Ownership Interests shall be calculated to three decimal places and rounded to two (e.g., 1.515% rounded to 1.52%). Decimals of .005 or more shall be rounded up to .01, and decimals of less than .005 shall be rounded down.

         "PARTIES" means Raleigh, Glamis and MSX collectively.

         "PARTY" means Raleigh, Glamis or MSX, as the case may be.

         "PRODUCTS" means all marketable Minerals produced from the Properties pursuant to this Agreement.

         "PROGRAM" means a description in reasonable detail of Operations to be conducted by the Manager during a specified period of time.

         "PROJECT" means the Cerro San Pedro gold and silver mining project in San Luis Potosi, Mexico, and all Assets, activities, Operations and business with respect thereto, subject to the limitations set forth in Section 3.1.7 of this Agreement

         "PROMISSORY NOTE" shall have the meaning assigned to it in Recital E to this Agreement.

         "PROPERTY" or "PROPERTIES" means those interests in the Concessions, real property, Minerals, rights, water rights, easements and related mining and other property rights described in Exhibit A and all additional property rights that are acquired and held from time to time by MSX in accordance with the terms and conditions of this Agreement.

         "RALEIGH" means Raleigh Mining International Limited, a corporation organized and existing under the laws of the Province of Ontario, Canada.

         "REIMBURSEMENT AMOUNT" shall have the meaning assigned to it in Section 4.3.1.

         "SALE" shall have the meaning set forth in Section 8.1.

         "SERVICES AGREEMENT" means the agreement to be entered into between MSX and the Manager as of the Effective Date pursuant to Section 4.1 , which agreement shall be on the identical terms as the Services Agreement between MSX and SSX that was terminated pursuant to the SPA.

         "SHAREHOLDERS" means the owners of Common Shares (and of Ownership Interests) as described herein and their successors in interest and permitted assigns.

         "SPA" means certain Share Purchase Agreement dated as of February 12, 2003 (the "SPA"), by and among Glamis, Raleigh, and Metallica that is described more particularly in Recital E to this Agreement.

         "SSX" means Servicio San Xavier, S.A. de C.V., an Affiliate of Glamis.

         "TECHNICAL MATTERS" mean any dispute or conflict arising out of or in connection with this Agreement relating to any matter of a purely technical nature regarding Operations.

         "TRANSFER" means sell, grant, option, assign, mortgage, hypothecate, encumber, pledge or otherwise commit or dispose of in any manner.

         "TRANSFERRED EMPLOYEES" means those employees of MSX who were hired by MSX from Servicio San Xavier, S.A. de C.V., a Mexico corporation, pursuant to the SPA.

         1.2 Currency. Unless otherwise expressly specified, all currency amounts set forth herein are stated in the lawful currency of the United states of America

         1.3 Section References. Unless otherwise expressly specified, all references in this Agreement to Articles and Sections shall be references to the Articles and Sections of this Agreement.

         1.4 Exhibits. The Exhibits to this Agreement shall be construed with and as an integral part of this Agreement. In the event of be any conflict or inconsistency between the terms and conditions of this Agreement and those of any Exhibit, the terms and conditions of this Agreement shall in all instances prevail and govern.

         1.5 Use of "Herein" and "Hereunder". All references to the work "herein" and the word "hereunder" contained in this Agreement refer to this entire Agreement and not just to the particular sentence, provision, section or
Article in which that word appears.

                                   ARTICLE II

                          REPRESENTATIONS, WARRANTIES,
                        UNDERTAKINGS AND INDEMNIFICATION

         2.1 Mutual Representations and Warranties. Each of Raleigh and MSX represents and warrants to Glamis, and Glamis represents and warrants to Raleigh and MSX, effective as of the Effective Date, as follows: (i) it is a corporation duly incorporated, validly existing, and in good standing in its jurisdiction of incorporation; (ii) it has the necessary corporate power, authority and capacity to execute and deliver this Agreement and to perform the transactions contemplated herein; (iii) the execution of this Agreement and the completion of the transaction described herein will not violate or result in the breach of any bylaw, agreement, covenant, law, rule, regulation or administrative order or other legal restriction or requirement by which either Party or its properties may be bound; and (iv) upon due execution and delivery, this Agreement shall constitute its valid agreement, binding and enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and except as may be limited by general principles of equity.

         2.2 Raleigh's Additional Representations and Warranties. Raleigh represents and warrants to Glamis, effective as of the Effective Date, as follows:

                  2.2.1    Capitalization and Delivery of Additional Shares.

                           (a) The authorized equity securities of MSX consist of 17,044,354 shares of common stock, par value ONE NEW MEXICAN PESO

                                    (MEX$1.00) per share, of which 17,044,354 shares are issued and outstanding.

                           (b) During the Escrow Period, Raleigh was the record and beneficial owner of 85,221,770 Common Shares and was the beneficial owner of the remaining 85,221,770 Common Shares (the latter representing the Glamis Shares held in escrow), free and clear of all Liens, and all such stock has been duly authorized and validly issued.

                           (c) The Additional Shares delivered to Glamis were, as of the date of delivery to Glamis, free and clear of all Liens. The Additional Shares have been duly authorized and validly issued, and that all stock powers or endorsements necessary to properly transfer those Shares to Glamis under the laws of Mexico have been executed and delivered. The transfer of the Additional Shares have been properly registered on the books of MSX.

                           (d) The Glamis Shares are free and clear of all Liens, except any Liens that may have been granted or created by Glamis.

                           (e) Neither Raleigh nor MSX has: (i) sold, pledged or encumbered any of the Shares,
                                    (ii) entered into any agreement or
                                    commitment to sell, pledge or encumber any of the Shares, or (iii) entered into any agreement or commitment to issue any Shares.

                           (f) As of the Effective Date, Raleigh is the record and beneficial owner of 85,221,769 Common Shares, free and clear of all Liens, and all such stock has been duly authorized and validly issued.

                  2.2.2 Maintenance of MSX Assets - Affirmative Covenants. During the Escrow Period Raleigh and MSX have: (a) maintained the MSX Assets free and clear of all claims, Liens, encumbrances, assessments and rights of third parties, other than those in existence on February 12, 2003, and such agreements or commitments to encumber the MSX

Assets or rights of third parties in the MSX Assets that expired or terminated automatically by their terms prior to or on the last day of the Escrow Period;
(b) made all payments and performed all obligations required by leases, licenses, permits, concessions, contracts and other agreements related to or included in Properties or the MSX Assets; (c) maintained the Properties and all leases, licenses, permits, concessions, contracts and other agreements related to or included in the Properties in full force and effect; and (d) maintained all of the Common Shares of MSX free and clear of all claims, Liens, encumbrances, assessments and rights of third parties, other than the rights of Glamis under the SPA, other than those in existence on February 12, 2003, and such agreements or commitments respecting the Common Shares of MSX or rights of parties in the Common Shares of MSX that, expressly and in writing, were to become effective only by Raleigh's payment to Glamis of the first payment due under the Promissory Note (defined in the SPA) and, such payment having not been made, are now void ab initio. As of the Effective Date, the MSX Assets and all of the Common Shares of MSX are free and clear of all claims, Liens, encumbrances, assessments and rights of third parties, other than those in existence on February 12, 2003.

                  2.2.3 Maintenance of MSX Assets - Negative Covenants. During the Escrow Period neither Raleigh nor MSX has done or permitted to be done any of the following: (a) disposed of all or a substantial part of the MSX Assets necessary to achieve the purposes of the business of MSX; (b) commenced the liquidation of the business of MSX; (c) pledged, mortgaged, encumbered or otherwise burdened any of the MSX Assets or the shares of MSX; (d) issued additional Common Shares or other capital stock of MSX; (e) sold any of the Common Shares; and (f) entered into any agreement or commitment to do any of the foregoing, except such agreements and commitments MSX expressly and in writing, were to become effective only by Raleigh's payment to Glamis of the first payment due under the Promissory Note (defined in the SPA) and, such payment having not been made, are now void ab initio. As of the Effective Date, there are no agreements or commitments still in effect to do any of the things identified in the preceding clauses (a) through (e).

                  2.2.4 Intercompany Debt. There is no intercompany or shareholder debt on the part of MSX (including without limitation any debt or liabilities whatsoever to any member of the Metallica Group).

                  2.2.5 Taxes. MSX has filed or caused to be filed all tax returns that are or were required to be filed by it during the Escrow Period pursuant to Applicable Law; and all such tax returns are true, correct and complete.

                  2.2.6 Books and Records. The books of account, minute books and similar or related records of MSX have been maintained during the Escrow Period in all material respects in accordance with sound business practices and the requirements of Applicable Law. The minute books of MSX contain accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders, the Board of Directors and committees of the Board of Directors and committees of the Board of Directors of MSX during the Escrow Period, and no meeting of any Shareholders, Board of Directors or committee has been held during the Escrow Period for which minutes have not been prepared and are not contained in such minute books.

                  2.2.7 Ownership of Concessions and Properties. MSX owns the entire and undivided title to, and holds exclusive possession and control of, the Concessions and the other interests constituting the Properties that are described in Exhibit A, free and clear of all defects, Liens, and adverse claims of any nature and quality whatsoever, except for those in existence as of February 12, 2003.

                  2.2.8 Compliance with Applicable Law. To the best of the knowledge and belief of each member of the Metallica Group, during the Escrow Period, MSX has conducted all of its activities on the Properties in all material respects in accordance with Applicable Law. Except for conditions in existence as of February 12, 2003, the Property is, to the best knowledge and belief of each member of the Metallica Group, free and clear of any hazardous or toxic material, pollution or other adverse environmental condition that may give rise or to environmental liability under any Applicable Law.

                  2.2.9 Full Disclosure. To the best knowledge and belief each member of the Metallica Group, there exist no material facts or circumstances which have not been disclosed to Glamis in writing and which should be disclosed to prevent the representations and warranties set forth in this Section 2.1 from being materially misleading.

         2.3 Survival. All of the representations and warranties set forth in Sections 2.1 and 2.2 shall survive the execution and delivery of this Agreement and shall remain in full force and effect for a period of two (2) years from and after the Effective Date.

         2.4 Accrued Liabilities and Obligations. Raleigh shall be solely responsible for and shall pay, without contribution or reimbursement from MSX or Glamis, all costs, expenses, liabilities and obligations associated with, arising out of, relating to MSX or the Cerro San Pedro Project incurred, arising or accruing during the Escrow Period (the "Raleigh Liabilities"). Raleigh shall fund such costs, expenses, liabilities and obligations through reimbursements to MSX or its designee. For purposes of this Section 2.5, the Raleigh Liabilities shall include, but shall not be limited to, the following: (a) all salaries, wages and benefits accrued during the Escrow Period for all of MSX employees, including the Transferred Employees d; and (b) all severance pay, accrued benefits and other consideration that became payable to the Transferred Employees pursuant to the SPA by virtue of the termination of their employment with SSX. Nothing in this Section 2.4 shall be construed as limiting or abrogating in any way any of the representations and warranties of the Raleigh set forth in Section 2.1 or 2.2 or any of the indemnities set forth in Section
2.5. No qualification or limitation to any representation and warranty set forth in this Agreement shall be construed as limiting or abrogating any of the funding obligations set forth in this Section 2.4.

         2.5 Indemnity. Raleigh hereby agrees to indemnify and hold Glamis and MSX harmless against any and all losses, claims, costs, expenses, damages or liabilities (including, without limitation, reasonable attorneys' fees) and causes of action arising out of or based upon any breach by Raleigh of any representation, warranty, covenant or agreement made by Raleigh in Section 2.1 or Section 2.2 of this Agreement.

         Glamis hereby agrees to indemnify and hold Raleigh harmless against any and all losses, claims, costs, expenses, damage or liabilities (including, without limitation, reasonable attorneys' fees) and causes of action arising out of or based upon any breach by Glamis of any representation, warranty, covenant or agreement made by Glamis in Section 2.1 of this Agreement.

                                   ARTICLE III

                   MEETINGS, VOTING RIGHTS AND RELATED MATTERS

         Pursuant to Article V of the Cambior Agreement, certain revisions were made to MSX's Organizational Documents to govern Shareholder meetings, voting rights and related matters. Because Article V of the Cambior Agreement governs meetings, voting rights and related matters relating to Shareholders and Shareholders' rights, those provisions are being restated in their entirety, with minor modifications, in this Article III. Within thirty (30) days after the Effective Date, Raleigh and Glamis, as owners of all of the Common Shares, shall take such actions and shall execute such instruments so as to further revise and amend MSX's Organizational Documents, as the same are in effect as of the Effective Date, to be consistent with this Article III.(1)

         3.1      Shareholders' Meetings, Quorum and Voting Rights.

                  3.1.1    General.

                           (a) Meetings of the Shareholders of MSX may be either ordinary or extraordinary shareholders' meetings. Meetings for which the agenda consists of items to be dealt with at ordinary meetings shall be ordinary meetings. All other meetings shall be extraordinary meetings. Ordinary
                                    Shareholders' meetings must be held at least once a year within the first four months following the closing of the fiscal year of MSX.

                           (b) Meetings of the Shareholders of MSX called for the purpose of passing on matters stipulated in Article 182 of the General Law of Commercial Corporations of Mexico shall be extraordinary Shareholders' meetings.

------------------

(1) The changes to be made in MSX's Organizational Documents, to be consistent with this Article III, are as follows: (a) Section 5.2.2 [of the Cambior Agreement], "Election of Directors During Equity Contribution," is to be deleted in its entirety; (b) Section 5.2.3 [of the Cambior Agreement], "Election of Directors After Equity Contribution," is to be modified by changing the Section name to "Election of Directors," by deleting the commas after "MSX" and "Period," and by deleting the words "after the Equity Contribution Period;" and
(c) Section 5.26 [of the Cambior

                  3.1.2 Voting. In all meetings, each Common Share shall be entitled to one vote.

                  3.1.3    First Call.

                           (a) Ordinary meetings shall be considered legally installed on first call whenever attended by the Shareholders representing at least fifty percent (50%) plus one (1) of all the Common Shares outstanding evidencing the capital stock of MSX, provided that all the Shareholders of MSX are present or represented at the meeting. . Subject to
                                    Section 3.1.7, resolutions will be valid and binding when adopted by the affirmative vote of Common Shares representing at least fifty percent (50%) plus one (1) of all the Common Shares outstanding representing the capital stock of MSX.

                           (b) Extraordinary meetings shall be legally installed on first call whenever attended by the holders representing at least seventy-five percent (75%). of all the Common Shares outstanding evidencing the capital stock of MSX. Subject to Section
                                    3.1.7 , resolutions will be valid and
                                    binding when adopted by the affirmative vote of Common Shares representing at least fifty percent (50%) plus one (1) of all the Common Shares outstanding representing the capital stock of MSX.

                  3.1.4    Second Call.

                           (a) On second and subsequent call, ordinary and extraordinary Shareholders' meetings shall be considered legally installed whenever attended by Shareholders representing at least fifty percent (50%) of all the Common Shares outstanding evidencing the capital stock of MSX. Subject to Section 3.1.7, resolutions will

------------------

Agreement] shall be revised in its entirety to read as follows: "The Shareholder that has the right to designate the Manager shall also have the right to designate the Officers of MS."

                                    be valid and binding when adopted by the affirmative vote of Common Shares representing no less than fifty percent (50%) of all Common Shares outstanding representing the capital stock of MSX.

                  3.1.5 Exercise of Voting Rights. Except as expressly provided herein, each Shareholder undertakes to exercise its voting rights over Common Shares held by it in accordance with this Agreement.

                  3.1.6 Meetings. All Shareholders' meetings shall be held pursuant to the following procedure:

                           (a) Shareholders' meetings shall be held at the corporate domicile of MSX. They shall be called by resolution of the Board of Directors upon the request of any Shareholder or by any statutory auditor by publication in the Federal Official Daily and in one of the newspapers of largest circulation in the corporate domicile of the Corporation, at least fifteen (15) days (in case of first call) or four (4) days (in case of subsequent calls) prior to the date set forth for the meeting, stating the day, hour and place where the meeting will be held, as well as the agenda and, in addition, it must be sent to all Shareholders registered in the ledger book by certified mail return receipt requested or by any other means by which actual receipt can be confirmed. The call shall be signed by the person or persons making it.

                           (b) Shareholders' meetings may be held without notice if all Shareholders have so agreed and if all the outstanding Common Shares are represented at the time the meeting is held. Notice will likewise not be necessary if the meeting is adjourned and continued at a later date, in which case all the circumstances shall be set forth in the corresponding minutes.

                           (c) The Shareholders may attend and participate in meetings in person or by duly executed general or special proxy consisting of a simple letter in case of a special proxy.

                           (d) If, pursuant to Sections 3.1.3 or 3.1.4 hereof, the minimum Common Shares required are present, the person presiding at the meeting will declare the meeting validly installed and shall proceed with the agenda.

                           (e) The Chairman of the Board shall preside at the meetings and in his absence, they will be presided by another member of the Board nominated by the Shareholder that designated the then current Manager, and, in the event there are no Board members present at the meeting, it will be presided by any person present who is elected by the Shareholders for such purpose.

                           (f) The Secretary of the meeting shall be appointed by the Chairman and shall prepare the minutes of the meeting and the corresponding file which must contain:

                                    (1)      a copy of the Federal Official
                                             Daily and of the newspaper in which
                                             the call was published, if any, as
                                             well as evidence of the call having
                                             been received by the Shareholders
                                             by certified mail return receipt
                                             requested or by any other means by
                                             which actual receipt can be
                                             confirmed;

                                    (2)      an attendance roll;

                                    (3)      the proxies;

                                    (4)      a copy of the minutes; and

                                    (5)      a copy of any other document
                                             submitted to the Shareholders for
                                             their consideration.

                           (g) Resolutions adopted at a meeting shall be binding on all of the Shareholders, including those absent or dissenting, and shall be non-appealable. The Board of Directors shall have the duty and the powers to comply with the resolutions adopted at Shareholders' meetings and to take all necessary measures to execute all agreements that may be required to that effect.

                           (h) Resolutions adopted other than at meetings of Shareholders by the unanimous vote of the Shareholders which represent all of the Common Shares of MSX entitled to vote, shall have, for all legal effects, the same validity as if they had been adopted at a ordinary or extraordinary Shareholders' meeting, respectively, as long as they are confirmed by all of the respective Shareholders in writing.

                  3.1.7 Single Purpose Company; Decision Requiring Unanimous Shareholder Consent. Notwithstanding any other provision of this Agreement to the contrary, any decision on the part of MSX to engage in any business or activity other than in connection with the Exploration, Development, Mining or other Operations with respect to the Properties encompassed within the Area of Interest shall require the unanimous consent of all Shareholders. Additionally, no Common Shares of MSX shall be issued to any third party without the unanimous consent of all Shareholders.

         3.2      Board of Directors.

                  3.2.1 Number of Directors. The management of MSX shall be vested in a Board of Directors composed of four (4) members. The Shareholders shall elect directors in accordance with Sections 3.2.2 and 3.2.3 hereof and may also elect an alternate for each primary member of the Board of Directors, who may replace any Director named by such Shareholders from time to time. Alternates may attend any meeting of the Board but may only vote in the absence of a corresponding primary Director. The members of the Board need not be Shareholders.

                  3.2.2 Election of Directors. The Shareholders of MSX shall have the right to elect the members of the Board of Directors as set forth herein below according to the following Ownership Interest respectively held by them:

                                                               Number of Directors
          Ownership Interest                                    to be Designated
          ------------------                                    ----------------
less than 20%                                                           0
20% or more but less than 50%                                           1
50%                                                                     2
more than 50% but up to and including 80%                               3
more than 80%                                                           4

                  3.2.3 Chairman of the Board. The Shareholder who has the right to designate the Manager shall be entitled to designate a person from among those designated by it for appointment as Director to act as Chairman, and each Shareholder shall cause those Directors designated by it to vote in favor of the appointment of such person as Chairman.

                  3.2.4 Quorum. A majority of Directors shall constitute a quorum at any meeting of the Board of Directors. All decisions to be taken by the Board shall be taken by resolution. In order to be validly adopted, resolutions of the Board shall require the affirmative vote of not less than a majority of the Directors present and voting on the issue.

                  3.2.5 Meetings. The meetings of the Board of Directors shall be held at the domicile of MSX or at any such other place as may be agreed by the Directors. The meetings of the Board of Directors shall be held on a regular basis at least quarterly with ten (10) days prior written notice by the Chairman of the Board, or on his authority setting forth the hour, date and place where the meeting will be held and the corresponding agenda. The Chairman of the Board shall call a meeting of the Board upon the request of any Director. In lieu of meetings, the Board may hold telephone conferences, so long as all decisions are adopted unanimously and immediately confirmed in writing.

                  3.2.6 Minutes of Meetings. Minutes of the Board of Directors meetings shall be prepared by the Secretary for each Board of Directors' meeting, which minutes shall be transcribed in the corresponding minute books and shall be signed by the Chairman of the Board and the Secretary.

                  3.2.7 Designation of Officers. The Shareholder that has the right to designate the Manager shall also have the right to designate the Officers of MSX.

                  3.2.8 Non-Arbitral Matters. The decisions of the Shareholders and/or the Directors, as the case may be, in accordance with the provisions of this Article III, shall not be subject to arbitration.

                                   ARTICLE IV

                              CONDUCT OF OPERATIONS

         4.1 Manager; Services Agreement. Operations shall be managed, conducted and carried out by the Manager pursuant to the Services Agreement. The initial Manager shall be SSX or such other person or entity that may be designated by Glamis. Glamis shall have the right to designate or replace the Manager so long as it continues to hold at least fifty percent (50%) of the Common Shares. Glamis shall have the right to designate itself or any of its Affiliates to serve as Manager. The Manager shall be considered to be an independent third party contractor for all purposes of this Agreement. The Manager shall resign or be replaced only pursuant to the procedures specified in the Services Agreement.

         4.2 Operations: Presentation and Approval of Programs and Budgets. Operations shall be conducted only pursuant to Programs and Budgets presented to the Board by the Manager pursuant to the Services Agreement and approved by the Board pursuant to Section 3.2.4. Within sixty (60) days following the Effective Date, the Manager shall prepare and submit to the Board a Program and Budget for the remainder (if any) of calendar year 2003 and calendar year 2004. All other Programs and Budgets shall be prepared and submitted as required by the Services Agreement. Immediately following approval of a Program and Budget by the Board requiring an increase in capital, the Shareholders covenant to take all such action, either through a meeting of Shareholders or a unanimous resolution or consent of Shareholders, to approve such Program and Budget and to authorize the increase in MSX capital and issuance of Common Shares (with their distribution by the Board to the Shareholders as such capital is contributed) required thereby. Except as provided in Section 4.3.1 with respect to Programs and Budgets for Development and Construction after the Construction Release Date until the Commencement of

Commercial Production, by notice to the Board within twenty (20) days after the final Board vote approving a Program and Budget, a Shareholder may elect to contribute to such Program and Budget in some lesser amount than its respective ownership Interest, or not at all, in which cases its Ownership Interest shall be adjusted as provided in Section 4.6. If a Shareholder fails to so notify the Board, it shall be deemed to have elected to contribute to such Program and Budget and to subscribe for Common Shares in proportion to its respective Ownership Interest as of the beginning of the period covered by that Program and Budget. Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at a meeting of the Board. In the event that the Board fails to approve a proposed Program and Budget, such failure shall be a Non-Arbitral Matter and the Shareholders shall be obligated to cause the Board to approve a Program and Budget necessary to maintain the Assets in good physical condition and full legal validity until such time as a Program and Budget shall have been approved by the Board.

         4.3      Funding of Expenditures: Cash Calls.

                  4.3.1 Development Expenditures. Glamis shall provide all necessary funding for Expenditures for the Development and Construction of Mining and processing facilities at the Project after the Construction Release Date until the commencement of Commercial Production (the "Development Expenditures"). Following the Commencement of Commercial Production, Glamis shall receive eighty percent (80%) of Net Cash Flow (as defined and calculated in Section 4.3.2) from the Project until Glamis has received an amount (the "Reimbursement Amount") equal to all of the Development Expenditures incurred plus interest at LIBOR plus one and one-half percent (1 1/2%). The remaining twenty percent (20%) of Net Cash Flow shall be distributed to the Shareholders in proportion to their respective Ownership Interests. After Glamis receives the Reimbursement Amount, Net Cash Flow shall be divided according to the Shareholders' respective Ownership Interests as provided in Section 4.3.3. Following the Commencement of Commercial Production, each Shareholder will be responsible for its share of any further costs and expenses as provided in
Section 4.3.3. Neither the Development Expenditures nor the Reimbursement Amount shall be considered in the calculation of the Shareholders' Ownership Interests pursuant to Section 4.6.

                  4.3.2 Net Cash Flow. "Net Cash Flow" means and shall be calculated by determining all revenues received from the sale of Products, and any other revenues received (including without limitation interest income, insurance proceeds and proceeds from the sale of equipment or other Assets), and deducting therefrom all cash payments for all Expenditures and liabilities incurred for the Exploration, Development and Construction or replacement of Mining and processing facilities upon the Property, and the Mining, processing, treatment, transportation, refining, sales and Marketing of Products from the Property, including actual cash amounts contributed to a separate account as a sinking fund for future reclamation expenses, plus a working capital reserve equal to not less than two weeks of expenditures necessary for Mining, processing, treatment, transportation, refining, sales and Marketing of Minerals, all in accordance with generally accepted accounting principles consistently applied. No Expenditures deducted for purposes of calculating Net Cash Flow shall be included in determining the Reimbursement Amount. In calculating Net Cash Flow, any capital expenditures incurred after the Commencement of Commercial Production, including capitalized Exploration and deferred Mining, shall be deducted at their actual cost at the time they are incurred. If, in any period after the Commencement of Commercial Production, an operating loss results, the amount of the loss shall be considered as and shall be included with outstanding Expenditures and carried forward in determining Net Cash Flow for subsequent periods.

                  4.3.3 Other Expenditures. Notwithstanding any provision of this Section 4.3 or other provisions of this Agreement to the contrary, it is the understanding and agreement of the Parties that all cash flow resulting from the sale of Products on behalf of MSX shall be retained by MSX (or the Manager on behalf of MSX) and applied to Operations prior to the making of any distributions or dividends to the Shareholders pursuant to Section 4.3.1 and prior to the Manager making cash calls upon the Shareholders or Shareholders pursuant to this Section 4.3.3. After the Commencement of Commercial Production and subject to Section 4.3.1 and Section 4.2, the Manager shall submit on behalf of MSX or, as applicable, shall cause MSX to submit, prior to the last day of each month, to each Shareholder who has elected or is deemed to have elected to contribute to the approved Program and Budget (pursuant to Section 4.2) a billing for estimated cash requirements needed for an adopted Program and Budget for the next month. Within ten (10) days after receipt of each billing, each such Shareholder shall advance to the Manager or MSX, as applicable, its proportionate share of the estimated amount in accordance with its then current Ownership Interest and, concurrent with such advance, the Board shall cause Common Shares to be distributed to such Shareholder in proportion to the amount advanced. Time is of the essence in the payment of such billings. The Manager, on behalf of MSX, or MSX, as applicable, shall at all times maintain a cash balance (for working capital and sustaining capital) to cover anticipated future disbursements for a period of approximately thirty (30) days, and the Manager shall be entitled to make such cash calls as may be necessary to maintain such a balance. All funds in excess of immediate cash requirements shall be invested in interest-bearing accounts with a bank selected by the Manager or MSX, as applicable. A Shareholder that fails to meet cash calls in the amount and at the times specified in this Section 4.3.3 shall be in default, and the non-defaulting Shareholder shall have those rights and remedies which are stipulated in Sections 4.5, 4.6 and 4.7. Unless otherwise agreed by the Shareholders, the payment of cash calls by each Shareholder shall be completed through the exercise of pre-emptive rights to subscribe Common Shares. Elections by Shareholders under Section 4.6 to contribute to approved Programs and Budgets and to subscribe for a corresponding number of Common Shares in conjunction with the performance of such Program and Budget shall be irrevocable.

         4.4 Audits. Within twelve (12) months following the end of any calendar year, the non-managing Shareholder (i.e., the Shareholder that did not designate the then current Manager) may request that an audit of the accounting and financial records of MSX (and/or of the accounting and financial records of the Manager relating to MSX and the Project) for such calendar year be completed at its own expense. The audit shall be conducted by a firm of certified public accountants of international standing selected by the non-managing Shareholder. All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three (3) months after receipt of the audit report. If the non-managing Shareholder fails to request an audit within such 12-month period or fails to give notice of any such exception or claim within such three-month period, the financial records of the Manager in respect of such calendar year shall be conclusively deemed to be correct, absent manifest error.

         4.5 Adjustment of Ownership Interests. A Shareholder's Ownership Interest shall be adjusted as follows:

                           (a) upon an election by a Shareholder pursuant to Section 4.6 to contribute less to an adopted Program and Budget than the percentage reflected by its Ownership Interest; or

                           (b) in the event of a default by a Shareholder in making its agreed-upon contribution to an adopted Program and Budget, followed by an election by the other Shareholder to invoke
                                    Section 4.7; or

                           (c) upon the withdrawal or deemed withdrawal by a Shareholder pursuant to Section 4.6.4; or

                           (d) upon the acquisition of less than all of the Ownership Interest of the other Shareholder, however arising.

         4.6 Elections by Shareholders. A Shareholder may elect, as provided in Section 4.2, to limit its contributions to an adopted Program and Budget as follows:

                           (a) to some lesser amount than its respective Ownership Interest; or

                           (b)      not at all.

                  4.6.1 Recalculation of Interests At Time of Election. If a Shareholder elects pursuant to Section 4.2 to contribute to an adopted Program and Budget some lesser amount than its respective ownership Interest, or not at all, the Ownership Interest of that Shareholder shall be recalculated at the time of such election by dividing: (i) the sum of (a) the Shareholder's total actual and deemed contributions to MSX as of the date of such election, and (b) the amount, if any, the Shareholder elects to contribute to the adopted Program and Budget; by (ii) the sum of (a) and (b) above for all Shareholders; and then multiplying the result by one hundred (100). The Ownership Interest of the other Shareholder shall thereupon become the difference between one hundred percent (100%) and the recalculated Ownership Interest. Each Shareholder shall, to the extent that it contributes to an adopted Program and Budget, be entitled to subscribe such number of Common Shares through such contributions as shall result in the Ownership Interest of such Shareholder as calculated hereunder being equal to its percentage interest in Common Shares of MSX and each such Shareholder's rights to subscribe Common Shares shall be deemed to have been exercised or waived accordingly, as applicable. Solely for purposes of this
Section 4.5.5, upon the Effective Date, the total equity contribution of the Shareholders to MSX shall be deemed to be Forty Million Dollars ($40,000,000), of which Glamis shall be deemed to have contributed fifty-one percent (51%) or Twenty Million Four Hundred Thousand Dollars ($20,400,000) and Raleigh shall be deemed to have contributed forty-nine percent (49%) or Nineteen Million Six Hundred Thousand Dollars ($19,600,000).

                  4.6.2 Recalculation of Interests Upon Completion. When an approved Program is completed, each Shareholder's Ownership Interest which has been calculated pursuant to Section 4.6.2 shall be recalculated by dividing

                                    (i)      the Shareholder's total actual and
                                             deemed contributions; by

                                    (ii)     the sum of the total actual and
                                             deemed contributions for all
                                             Shareholders; and multiplying the
                                             result by one hundred (100).

However, if there is a Board-approved amendment of a previously approved Program and Budget, and such amendment reduces the previously approved Budget by twenty-five percent (25%) or more, or the Manager fails to expend at least seventy-five percent (75%) of the approved Budget, a Shareholder that has elected to limit its contribution pursuant to Section 4.2 shall be offered a one-time option, which may be exercised within sixty (60) days by giving written notice to the other Shareholder, to contribute such amounts to MSX as would restore the Shareholders to their respective Ownership Interests existing immediately prior to the original approval of the Program and Budget.

                  4.6.3 Deemed Withdrawal of Shareholder. If a Shareholder's Ownership Interest is reduced to ten percent (10%) or less pursuant to the provisions of this Article IV, such Shareholder's Ownership Interest and its corresponding percentage interest in Common Shares shall be deemed to have been sold and transferred to the other Shareholder in exchange for a ten percent (10%) Net Profits Interest in the Properties. Such Net Profits Interest shall be calculated and paid in accordance with the provisions of Exhibit B. The Shareholders shall execute and deliver all such documents, deliver and endorse appropriate share certificates, and perform all such other acts as may be necessary or desirable to give effect to such sale and transfer and the grant of the Net Profits Interest.

         4.7 Default in Contribution. If a Shareholder fails to make an agreed contribution when due or timely to fund a cash call required by an approved Program and Budget, the non-defaulting Shareholder shall have the right, but not the obligation, to contribute or fund all or any portion of the amount in question (with such amount actually funded or contributed by the non-defaulting Shareholder being referred to hereinafter as the "Cover Amount"). In the event that the non-defaulting Shareholder makes such a contribution, the Ownership Interests of the Shareholders shall immediately be recalculated in accordance with the provisions of Section 4.6, provided that, in making such recalculation and all subsequent calculations of Ownership Interests pursuant to this Agreement: (i) the defaulting Shareholder shall receive no credit whatsoever (as an actual, deemed or elected contribution) for amounts that such Shareholder failed timely to pay or contribute; and (ii) the amount of the non-defaulting Shareholder's actual, deemed and elected contributions shall be increased by an amount equal to one hundred and fifty percent (150%) of the Cover Amount.

         4.8 Acquisitions Within Area of Interest. During the term of this Agreement the acquisition of any right, title or interest in or to any real property, Minerals, Mineral rights, water, water rights, easements, improvements, appurtenances or other assets within the Area of Interest shall be an opportunity solely for MSX and no Party (other than MSX) or its Affiliates (other than MSX) shall, without the prior written consent of all other Parties, acquire any such right, title or interest for its own or any third party's account or benefit. Each of the Parties shall be free to pursue any acquisitions in Minerals, mining concessions or interests therein situated outside of the Area of Interest for its own or any third party's account or benefit, without any obligation to any of the other Parties hereunder.

         4.9 Bonds and Sinking Funds. Manager shall have the right, at any time and from time to time, to require MSX to establish, through cash sinking funds, cash reserves, bonds or a combination thereof ("Reserve Instruments"), sufficient monetary protection to cover any reasonably anticipated liabilities or obligations, including without limitation reclamation, mine closure, cleanup and other liabilities and obligations, whether environmental or otherwise, with respect to the Project, the Properties or the Assets. Manager shall make written recommendations to the Board setting forth proposed amounts of coverage and the type or types of Reserve Instruments to be employed. The Board shall promptly meet to consider such recommendations. Notwithstanding Section 3.2.8 to the contrary, in the event of a deadlock by the Board (i.e., a tie vote) with respect to the approval of any aspect of Manager's recommendations, such disagreement shall be subject to arbitration in accordance with the provisions of Article V of this Agreement. Manager shall have the right and standing to intervene in any such arbitration.

                                    ARTICLE V

                                    DISPUTES

         5.1 Arbitration of Disputes. Except for Non-Arbitral Matters, any dispute or claim arising under or with respect to this Agreement (inclusive of Exhibits) or the breach, termination, validity, performance or interpretation thereof that is not otherwise resolved shall be resolved and determined exclusively by arbitration in accordance with this Article V. Either Shareholder may refer any such matter to arbitration by written notice to the other Shareholder. No person will be appointed as an arbitrator hereunder unless such person agrees in writing to act.

                  5.1.1 Technical Matters. If the dispute to be resolved is a Technical Matter, the dispute or matter will be heard by a single arbitrator selected by agreement between the Shareholders (or, failing such agreement within ten days after receipt of notice that a matter is being submitted to arbitration pursuant to Section 5.1, by the Judicial Arbiter Group, Inc. ["JAG"] situated in Denver, Colorado) and suitably qualified regarding the subject matter of the dispute. Each Shareholder will be entitled to suggest a solution to the dispute, and the arbitrator will determine the matter by selecting one of the two proposed solutions being that one, which, in his view, would best contribute to the reasonable, prudent, and efficient development of the Properties or the conduct of operations, as applicable. The arbitrator shall not consider the financial position of the respective Shareholders in making his determination.

                  5.1.2 Non-Technical Matters. Each Shareholder shall be entitled to appoint a qualified person to act as arbitrator and, within ten days after receipt of notice that a matter is being submitted to arbitration, the Shareholders will attempt to agree on the appointment of the arbitrator from JAG. If the Shareholders cannot agree on an arbitrator from JAG, or if the person selected is unwilling or unable to act, the arbitrator shall be appointed by JAG. The person from JAG shall act as chairman of the tribunal.

         5.2 Conduct of Arbitration. Except as specifically provided in this Article V, an arbitration hereunder will be conducted in English and in accordance with the Commercial Arbitration Rules of the American Arbitration Association, including the Optional Rules for Large Complex Commercial Disputes (collectively, the "Rules"), regardless of the monetary amount of the claim or dispute. The arbitrator(s) will fix a time and place in Denver, Colorado for the purpose of hearing the evidence and representations of the Shareholders and will preside over the arbitration and determine all questions of procedure not provided for under the Rules or this Article V. After hearing any evidence and representations that the Shareholders may submit, the arbitrator(s) will make an award and reduce the same to writing and deliver one copy thereof to each of the Shareholders. The decision of the arbitrator(s) will be made within forty-five
(45) days after their (his/her) appointment, subject to any reasonable delay due to unforeseen circumstances. In the case of an award of monetary damages, the arbitrator(s) shall be entitled to award interest thereon from the earlier of the date on which the arbitration proceedings are instituted or on the date on which the relevant obligations became exigible. The award of the single arbitrator will be final and binding upon each of the Shareholders and may be registered and enforced thereafter in any court in any jurisdiction.

         5.3 Costs of Arbitration. Each Shareholder shall participate in any arbitration proceedings at its own expense, and expenses of arbitration shall be borne equally by the Shareholders.

                                   ARTICLE VI

                    CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

         6.1 Confidentiality Standard. The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement, including information relating to MSX, the Assets, or to the conduct of Operations, shall be the exclusive property of the Shareholders and, except as provided in Section 6.2, shall not be disclosed to any third party or the public without the prior written consent of the other Shareholder, which consent shall not be unreasonably withheld.

         6.2      Exceptions to Consent Requirement. The consent required by
Section 6.1 shall not apply to a disclosure:

                           (a) to an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

                           (b) to any third party to whom the disclosing Shareholder contemplates a Transfer of all or part of its Ownership Interest;

                           (c) to a governmental agency or to the public that the disclosing Shareholder believes in good faith is required by pertinent law or regulation or the rules of any stock exchange;

                           (d) to financial institutions and bona fide third party financial investors; or

                           (e) resulting from the establishment and use of a data room in response to a take-over bid or other form of proposed corporate combination.

In any case to which this Section 6.2 is applicable, the disclosing Shareholder shall give notice to the other Shareholder concurrently with the making of such disclosure. As to any disclosure pursuant to Sections 6.2 (a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Shareholders are obligated under this Article VI.

         6.3 Press Releases and Public Announcements. The Shareholders shall use all reasonable efforts to ensure that public announcements or reports (including press releases) by any Shareholder (the "Reporting Shareholder") of any information relating to this Agreement, MSX, the Assets, and Operations conducted hereunder (whether given to stock exchanges or otherwise) shall be made only on the basis of agreed texts approved in good faith in advance of issuance by the other Shareholders. The Reporting Shareholder accordingly agrees with the other Shareholders that it will, in advance of reporting to a stock exchange or to other authorities having jurisdiction, or in other similar circumstances, advise the other Shareholders of the text of the proposed report and provide the other Shareholders with the opportunity to make comments upon and changes to the form and content thereof before the same is issued. Such comments or changes, as the case may be, shall be communicated to the Reporting Shareholder within a reasonable time having due regard to the urgency of the announcement but, in any event, not later than forty-eight (48) hours after its communication to the other Shareholders.

         6.4 Duration of Confidentiality Requirement. The provisions of this Article VI shall apply during the term of this Agreement and for two years following termination of this Agreement and shall continue to apply to any Shareholder who withdraws, who is deemed to have withdrawn, or who Transfers its Ownership Interest, for two years following the date of such occurrence.

                                   ARTICLE VII

                               PRE-EMPTIVE RIGHTS

         7.1 Pre-emptive Right. Subject to Article IV, the Shareholders agree that all capital contributions to MSX by the Shareholders, shall, unless otherwise agreed by the Shareholders, be in the form of subscriptions for Common Shares and that the Common Share capital of MSX shall be increased by the Shareholders from time to time to meet the capital requirements of MSX pursuant to share subscription resolutions consistent with the Programs and Budgets approved by the Board of Directors. Each Shareholder shall have the right to subscribe to additional Common Shares or such portion thereof, to be issued after the date hereof, in proportion to the number of Common Shares owned by such Shareholder at the time of such issuance to the total number of Common Shares then outstanding, at the same price and upon the same terms and conditions as those offered to the other Shareholder or third parties, subject to the provisions of Section 4.2 and Section 3.1.7 hereof.

         7.2 Right Deemed Waived. Each Shareholder shall have thirty (30) days from the day of the delivery of a notice by the Chairman of the Board of Directors of MSX setting forth the exact number of Common Shares available to such Shareholder, and the price, terms and conditions of the proposed issuance to decide whether to exercise its right by sending a written notice to the Chairman to that effect. Such notices shall be delivered by the Chairman to the Shareholders concurrently with the approval of Programs and Budgets by the Board of Directors as described in Section 4.2. The right set forth in Section 7.1 shall be deemed to have been waived by any Shareholder which does not exercise it within the said thirty (30) day period.

         7.3 Issuance to Third Party. No Common Share shall be issued to any third party unless such third party accepts, in writing, to be bound by the terms of this Agreement. Such issuance shall also be subject to the last sentence of Section 3.1.7.

                                  ARTICLE VIII

                              RIGHT OF FIRST OFFER

         8.1      Right of First Offer. Except as otherwise provided in Sections
8.2 and 8.3, if a shareholder desires to Transfer all or any part of its Ownership Interests or Common Shares, the other Participant shall have a right to acquire same as provided in this Section 8.1 (the "Right of First Offer") and no Transfer of any Ownership Interests or Common Shares shall be made except in accordance with the provisions of this Section 8.1.

                           (a) A Shareholder intending to Transfer all or any part of its Common Shares shall promptly notify the other Shareholder of its intention. The notice shall state the price and all other pertinent terms and conditions of the intended Transfer. The other Shareholder shall have thirty (30) days from the date such notice is delivered to notify the transferring Shareholder whether it elects to acquire the offered Common Shares at the same price and on the same terms and conditions as set forth in the notice. If it does so elect, the Transfer shall be consummated promptly after notice of such election is delivered to the transferring Shareholder.

                           (b) If the other Shareholder fails to so elect within the period provided for in Section 8.1(a), the transferring Shareholder shall have one hundred and twenty (120) days following the expiration of such period to obtain a bona fide offer from a third party to consummate the Transfer at a price and on terms no less favorable to the transferring Shareholder than those offered by the transferring Shareholder to the other Shareholder in the notice required in section 8.1(a) (a "Bona Fide Offer"), and to provide a true and complete copy of such Bona Fide Offer, specifically identifying the proposed transferee, to the non-transferring Shareholder.

                           (c) If the transferring Shareholder timely obtains a Bona Fide Offer pursuant to
                                    Section 8.1(b), the non-transferring
                                    Shareholder shall have the preemptive right to elect to acquire the Common Shares at issue itself for a purchase price equivalent to one hundred five percent (105%) of the purchase price set forth in the Bona Fide Offer (and on terms and conditions otherwise comparable to those set forth in the Bona Fide Offer); provided that: (i) the non-transferring Shareholder provides to the transferring Shareholder written notice of its election to exercise its pre-emptive right within fifteen (15) days after its receipt from the transferring Shareholder of a true and complete copy of the Bona Fide Offer; (ii) if Glamis is the non-transferring Shareholder and the Bona Fide Offer includes shares of a third party, Glamis may substitute therefor shares of Glamis Gold Ltd. of comparable market value; and (iii) if Raleigh is the non-transferring Shareholder and the Bona Fide Offer includes shares of a third party, Raleigh may substitute therefor shares of Metallica of comparable market value. If the non-transferring Shareholder timely provides such a notice of exercise of its pre-emptive right, the Transfer to the non-transferring Shareholder shall be consummated promptly thereafter.

                           (d) If the non-transferring Shareholder does not timely elect to exercise its pre-emptive right pursuant to Section 8.1(c), the transferring Shareholder shall have forty-five (45) additional days (i.e. to a date sixty (60) days after the provision to the non-transferring Shareholder of a copy of the Bona Fide Offer) to consummate the sale to the third party in accordance with the terms and conditions set forth in the Bona Fide Offer.

                           (e) If the transferring Shareholder fails to obtain a Bona Fide Offer within the time period specified in Section 8.1(b), or to consummate the Transfer to a third party (in accordance with a Bona Fide Offer) within the period set forth in Section 8.1 (c), the Right of First offer of the other Shareholder in such Common Shares shall be deemed to be revived. Any subsequent proposal to Transfer Common Shares shall be conducted in accordance with all of the procedures set forth in this Section 8.1.

         8.2 Exceptions to the Right of First Offer. Section 8.1 shall not apply to the following:

                           (a) Transfer by a Shareholder of all or any part of its Ownership Interest or Common Shares to an Affiliate; or

                           (b)      Corporate merger, consolidation,
                                    amalgamation or reorganization of a
                                    Shareholder by which the surviving entity shall possess substantially all of the stock, or all of the property rights and interests, and be subject to substantially all of the liabilities and obligations of that Shareholder.

         8.3 Additional Restrictions on Transfer. Without Glamis's prior written consent, Raleigh shall not Transfer or agree or commit to Transfer any of its Ownership Interest or Common Shares if such Transfer would prevent or prejudice Glamis's ability to consolidate MSX on its corporate tax returns. Without the other Shareholder's prior written consent, no

Shareholder shall Transfer or agree or commit to Transfer any Ownership Interest or Common Shares if such Transfer would have an adverse impact on the other Shareholder's tax liabilities. In connection with any pledge or encumbrance of a Shareholder's Common Shares or Ownership Interest otherwise permitted pursuant to the provisions of this Article VIII, that Shareholder shall ensure that the entity receiving such pledge or encumbrance commits in writing and in advance to be bound by all of the terms and conditions of this Agreement and to acknowledge the applicability of the provisions of Section 8.1 (Right of First Offer) to any foreclosure or other action potentially resulting in a Transfer of or claim upon the Common Shares or Ownership Interest.

                                   ARTICLE IX

                              TERM AND TERMINATION

         9.1 Term of Agreement. The term of this Agreement shall commence with the Effective Date and continue for an initial term of twenty (20) years and for as long thereafter as the Shareholders own Common Shares, unless the Agreement is earlier terminated as herein provided.

         9.2 Termination by Agreement. This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement.

         9.3 Right to Data After Termination. After termination of this Agreement pursuant to Section 9.2, each Shareholder shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawing Shareholder shall not be entitled to any such copies after any other termination or any withdrawal.

         9.4 Liquidation. Any liquidation and dissolution of MSX shall be conducted in accordance with applicable law, including the corporate laws applicable to MSX.

         9.5 Unilateral Termination. After Commencement of Commercial Production on the Property, a Shareholder may unilaterally terminate its participation in this Agreement by delivery of its Common Shares and all of its other securities, if any, that it holds in the capital of MSX to

MSX for cancellation. Such Shareholder shall be liable for any outstanding cash calls and shall post a bond for its proportionate share of any accrued obligation of MSX, including environmental and other mine closure obligations, as determined at the time of such termination.

                                    ARTICLE X

                    DOCUMENTS, RECORDS, REPORTS AND AUDITORS

         10.1 Maintenance at Registered Office. The Manager shall cause MSX to keep at its registered office, the documents, copies, registers, minutes, and records which MSX is required by Mexican law to keep at its registered office or such other place as the case may be.

         10.2 Books of Account. The Manager shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of MSX in order to properly record the affairs and condition of MSX and to comply with Mexican law.

         10.3 Inspection. Either Shareholder of MSX shall be entitled to inspect the accounting records of MSX.

         10.4 Financial Statements. The Board of Directors shall, from time to time, at the expense of MSX, cause to be prepared and laid before MSX in general meeting, such financial statements and reports as are required by Mexican law.

         10.5 Auditors. The Board of Directors shall appoint auditors and cause the financial records of MSX to be audited periodically and as required by Mexican law.

                                   ARTICLE XI

                     FURTHER ASSURANCES AND REQUIRED ACTIONS

         11.1 Further Assurances. Each of the Shareholders shall take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

         11.2 Actions to be Taken. Promptly following the Effective Date, the Parties shall take all such action as may be necessary or desirable to do the following: (a) grant new Powers of

Attorney to individuals and/or entities designated by Glamis and revoking precedessor Powers of Attorney (as appropriate); (b) appoint new officers of MSX as designated by Glamis and removing precedessor officers (as appropriate); (c) appoint one Director and one alternate Director by Raleigh and appoint three Directors and three alternate Directors by Glamis and removing predecessor Directors (as appropriate); and (d) amend MSX's By-Laws as stated in Article III of this Agreement to be consistent with Article III.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.1 Notices. Any notice, payment or other communication hereunder shall be given in writing and delivered by hand, by registered air mail, telefax, or by overnight courier. Any such notice shall be given to each of the Shareholders at their following addresses:

                  If the notice is to Raleigh to:

                  Raleigh Mining International Limited
                  c/o Metallica Management Inc.
                  12200 E. Briarwood Avenue, Suite 165
                  Centennial, Colorado 80112
                  Tel: (303) 796-0229
                  Fax: (303) 796-0265
                  Attention: Chairman and CEO

                  If notice is to Glamis, to:

                  Glamis de Mexico S.A. de C.V.
                  c/o Glamis Gold Ltd.
                  5190 Neil Road, Suite 310
                  Reno, Nevada 89510
                  FAX: 775-827-6992
                  Tel: 775-827-4600
                  Attn: Sr. Vice-President and General Counsel

or to any other addresses that any Shareholder may at any time designate by written notice to the other Shareholder.

         All notices shall be effective and shall be deemed delivered (i) if by hand, or by overnight courier, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the next business day following receipt of the electronic communication, and
(iii) if by mail, on the next business day after actual receipt.

         12.2 Waiver. The failure of a Shareholder to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Shareholder's right thereafter to enforce any provision or exercise any right.

         12.3 Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by all of the Parties.

         12.4 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Shareholder shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Shareholder to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Shareholder shall promptly give notice to the other Shareholder of the suspension of performance, stating therein the nature of the suspension, the reasons therefor, and the expected duration thereof. The affected Shareholder shall resume performance as soon as reasonably possible. During the period of suspension the obligations of the Shareholders to advance funds pursuant to this Agreement shall be reduced to levels consistent with then current levels of Operations.

         12.5 Governing Law; Language. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein, without regard to choice or conflict of laws rules or principles. This original Agreement shall be executed in English, and English shall govern between the Shareholders notwithstanding the translation of the Agreement into Spanish for any purpose.

         12.6 Headings. The headings inserted in this Agreement are inserted only for convenience and in no way define, limit, or describe the scope or intent of this Agreement or affect its terms and provisions.

         12.7 No Implied Covenants. There are no implied covenants contained in this Agreement. The Parties expressly acknowledge obligations of good faith and fair dealing in their relations with each other pursuant to this Agreement. The Parties expressly disclaim any fiduciary duty to each other.

         12.8 Interpretation. In the event that an arbitral tribunal or other authority of competent jurisdiction determines that any term, part, or provision of this Agreement is unenforceable, illegal, or in conflict with any laws to which this Agreement is subject, the Shareholders intend that such authority reform that term, part, or provision within the limits permissible under the law in such manner as to approximate most closely the intent of the Shareholders to this Agreement; provided that, if the court cannot make such reformation, then that term, part, or provision shall be considered severed from this Agreement. The remaining portions of this Agreement shall not be affected, and this Agreement shall be construed and enforced as if it did not contain that term, part, or provision.

         12.9 Survival of Terms and Conditions. The following provisions of this Agreement shall survive the termination of this Agreement to the fullest extent necessary for their enforcement and the protection of the Shareholder in whose favor they run:
Articles II, V and VI, and Sections 4.6, 4.7, 9.3, 12.2 and this Section 12.9.

         12.10 Entire Agreement. This Agreement contains the entire understanding of the Shareholders and from and after the Effective Date supersedes all prior agreements and understandings between the Shareholders relating to the subject matter hereof, including, without limitation, the following: (a) the Cambior Agreement, provided that all claims, liabilities and actions accruing under the Cambior Agreement prior to the Effective Date shall survive this termination of the Cambior Agreement; and (b) the SPA, provided that all representations, warranties and guaranties contained in the SPA shall survive the execution and delivery of this Agreement. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

         12.11 Counterparts, Successors and Assigns. This Agreement may be executed in one or more original counterparts, all of which shall constitute one and the same instrument. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Shareholders.

         12.12    Time of Essence. Time is of the essence of this Agreement.

         12.13 Notices of Default of Glamis Affiliates. In the event that Raleigh believes that a default or breach has occurred under any agreement between MSX and an Affiliate of Glamis (an "Affiliate Agreement") and desires that a notice of default or breach be provided to the Glamis Affiliate, Raleigh shall make such a request in writing to the Board. In the event that, pursuant to the procedures set forth in Article III, the Board elects not to provide such a notice of default or breach to the Glamis Affiliate, Raleigh shall nevertheless have the right to provide such a notice on its own on behalf of MSX. In any dispute that ensues with the Glamis Affiliate at issue, Raleigh shall be obligated to manage, conduct and fund the prosecution (and/or defense) of such dispute, including without limitation all costs of a litigation, arbitration and attorneys fees, as the case may be, on its own and without assistance from Glamis or the Manager; provided that in any such litigation or arbitration in which Raleigh prevails, Glamis shall reimburse Raleigh its reasonable and documented costs and attorneys' fees.

         12.14 Limitation. Glamis's responsibilities and obligations hereunder with respect to the funding of the Development Expenditures shall cease and terminate if and when Glamis ceases to own Common Shares or Ownership Interests.

         12.15 Tax Returns. Pursuant to the Services Agreement, Manager shall prepare and file all tax returns on behalf of MSX.

         12.16 Foundation Board. To the extent that they have the right, power and authority to do so,, each of MSX and Raleigh shall take such actions as may be required for a designated representative of Glamis to be appointed to the board of directors of the foundation known as "Fundacion Pro Preservacion Del Pueblo de Cerro de San Pedro, A.C."

         IN WITNESS WHEREOF, the Shareholders hereto have executed this Agreement as of the date first above written.

                                            "RALEIGH"

                                            RALEIGH MINING INTERNATIONAL LIMITED

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            "GLAMIS"

                                            GLAMIS de MEXICO, S.A. de C.V.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            "MSX"

                                            Minerva San Xavier, S.A. de C.V.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                LIST OF EXHIBITS

Exhibit A - The Properties
Exhibit B - Net Profits Interest

                                                                       EXHIBIT F

                              TERMINATION AGREEMENT

         This Termination Agreement is made effective as of the 12th day of February 2003 (the "Effective Date"), between Minera San Xavier, S.A. de C.V., a company organized and existing under the laws of Mexico ("MSX"), and Servicio San Xavier, S.A. de C.V., a corporation organized and existing under the laws of Mexico ("SSX").

                                    RECITALS

         A. SSX is an affiliate of Glamis de Mexico, S.A. de C.V., a corporation organized and existing under the laws of Mexico ("Glamis").

         B. Prior to the Effective Date, Glamis owned fifty percent (50%) of all of the issued and outstanding capital stock of MSX and, except for one share held by Mr. Craig J. Nelsen ("Mr. Nelsen," the Chairman of Raleigh), Raleigh Mining International Limited, a company organized and existing under the laws of the Province of Ontario, Canada ("Raleigh") owned the other fifty percent (50%) of all of the issued and outstanding capital stock of MSX.

         C. As of the Effective Date, and pursuant to that certain Share Purchase Agreement dated as of the Effective Date (the "Share Purchase Agreement") among MSX, Glamis, Raleigh, and Metallica Resources Inc., a Canadian federal corporation ("Metallica"), Glamis has sold to Raleigh all of Glamis' interest in MSX, and Raleigh is the owner of all of the issued and outstanding capital stock of MSX, except for the one share held by Mr. Nelson.

         D. MSX and SSX entered into that certain Service Agreement dated January 21, 1998 (the "Service Agreement") with regard to the provision by SSX of certain services to MSX in connection with the Cerro San Pedro gold and silver mining project in San Luis Potosi, Mexico, that is owned and operated by MSX (the "Cerro San Pedro Project").

         E. MSX and SSX mutually desire to terminate the Service Agreement effective as of the Effective Date on the following terms and conditions.

         Now, therefore, in consideration of the foregoing and of other good and valuable consideration received and to be received, the receipt and sufficiency of which MSX and SSX acknowledge, MSX and SSX agree as follows:

                                    AGREEMENT

         1. Termination. The Service Agreement is terminated as of the Effective Date.

         2. Final Invoice. Within sixty (60) days following the Effective Date, SSX shall render to MSX a final invoice for all for all services rendered to MSX through the Effective Date pursuant to the Service Agreement and for all other costs and expenses incurred by SSX pursuant to the Service Agreement as of the Effective Date. Within thirty (30) days following receipt of such final invoice, MSX shall pay the full amount due thereon to SSX. Payment shall be made in the manner and to the address specified in the Service Agreement.

         3. Transfer of SSX Employees. From and after the Effective Date, the SSX employees listed on Attachment 1 to this Termination Agreement (the "Transferred Employees") shall be the employees of MSX and MSX shall be responsible for and shall pay to the Transferred Employees the following: (i) all salaries, wages and benefits; and (ii) all severance pay, accrued benefits and other consideration that may become payable to the Transferred Employees by virtue of the termination of their employment with SSX.

         4. No Solicitation. With the exception of the MSX Employees, MSX agrees that for a period of one (1) year following the Effective Date, MSX shall not make any offer or employment or otherwise solicit for employment any person presently employed by SSX, without the prior written consent of SSX.

         5. Further Assistance. For a period of up to six (6) months following Closing, SSX agrees to make available the services of its employee, William Dodge, for telephone and personal consultations as reasonably necessary to MSX in connection with its permitting activities for the Cerro San Pedro Project. Such consultations shall be limited so as not to materially interfere with Mr. Dodge's activities for the benefit of SSX. All expenses incurred by SSX or Mr. Dodge in connection with Mr. Dodge's consultations shall be paid by MSX. This provision shall not apply if and after Mr. Dodge becomes an employee of MSX or Raleigh or otherwise ceases to be an employee of SSX or Glamis.

         6. Governing Law/Venue. This Termination Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada, without regard to choice or conflict of laws rules or principles. The exclusive venue for any action brought to enforce or interpret this Termination Agreement shall be Reno, Nevada. Such an action may be brought in any federal or state court in Reno, Nevada. MSX and SSX (i) agree to submit to the jurisdiction of such court and (ii) agree that such venue and jurisdiction is fair, reasonable, appropriate and convenient.

         7. Binding Effect. This Termination Agreement shall be binding upon and shall inure to the benefit of MSX and SSX and their respective successors and assigns.

         Executed as of the Effective Date.

                                             "MSX"

                                             Minera San Xavier, S.A. de C.V.,
                                             a Mexico company

                                             By:    /s/ Charles A. Jeannes
                                             Name:  Charles A. Jeannes
                                             Title: Director

                                             "SSX"

                                             Servicio San Xavier, S.A. de C.V.,
                                             a Mexico company

                                             By:    /s/ Charles A. Jeannes
                                             Name:  Charles A. Jeannes
                                             Title: Director

                                                                       EXHIBIT G

                                    GUARANTY

         THIS GUARANTY is made effective as of this 12th day of February 2003 (the "Effective Date"), by Metallica Resources Inc., a Canadian federal corporation ("Metallica"), as guarantor, in favor and for the use and benefit of Glamis de Mexico, S.A. de C.V., a corporation organized and existing under the laws of Mexico ("Glamis").

                                    RECITALS

         A. Metallica is the direct corporate parent of Raleigh Mining International Limited, a company organized and existing under the laws of the Province of Ontario, Canada ("Raleigh"). As of the Effective Date, Raleigh owns all of the issued and outstanding capital stock of Minera San Xavier, S.A. de C.V., a company organized and existing under the laws of Mexico ("MSX"), except for one share held by Mr. Craig J. Nelsen ("Mr. Nelsen," the President of Raleigh).

         B. Raleigh acquired fifty percent (50%) of all of the issued and outstanding capital stock of MSX on the Effective Date from Glamis pursuant to that certain Share Purchase Agreement (the "Agreement") made effective as of the Effective Date, by and among Metallica, Raleigh, Glamis, and MSX.

         C. As the direct corporate parent of Raleigh, Metallica will receive direct and indirect benefits from Raleigh's purchase of Glamis' shares in MSX pursuant to the Agreement and, as a material inducement to Glamis to enter into the Agreement and sell its shares of MSX to Raleigh, Metallica has agreed to guarantee the performance of the obligations of Raleigh and MSX under the Agreement and the Promissory Note, Royalty Deed, Termination Agreement, Escrow Instructions and other instruments executed by Raleigh and/or MSX pursuant to the Agreement.

         NOW, THEREFORE, in consideration of the premises and of the benefits to be derived by Metallica from Glamis's entering into the Agreement and selling Glamis's shares of MSX to Raleigh, Metallica covenants, undertakes and agrees as follows for the use and benefit of Glamis:

         1. Definitions. All capitalized terms in this Guaranty shall have the meanings assigned to them in the Agreement, unless otherwise defined in this Guaranty.

         2.       Guaranty.

                  (a) Metallica, as a direct and primary obligor, hereby unconditionally and absolutely guarantees to Glamis the full and timely performance of all of Raleigh's and MSX's obligations under the Agreement, the Promissory Note, the Royalty Deed, the Termination Agreement, the Escrow Instructions and any other instruments executed by Raleigh and/or MSX and delivered to Glamis or the Escrow Agent on or after the Effective Date pursuant to the Agreement or the Escrow Instructions. The Agreement, Promissory Note, Royalty Deed, Termination Agreement, Escrow Instructions and such other instruments so executed by Raleigh and/or MSX may be referenced collectively in this Guaranty as the "Guaranteed Instruments."

                  (b) Without limiting the generality of the foregoing, Metallica specifically agrees that in the event that Raleigh does not make any payment of the Purchase Price at the time specified in Section 5(a) of the Agreement or in the Promissory Note, Metallica shall pay the same; provided, however, that if Raleigh fails to make the Six Million Dollar ($6,000,000) payment due to Glamis twelve (12) months from the Effective Date as specified in
Section 5(a)(ii) of the Agreement and Metallica does not have the financial ability to make such payment in cash on Raleigh's behalf, then Metallica may make all or part of that payment by delivering to Glamis fully registered and freely tradable common shares of Metallica, together with such duly executed stock powers or endorsements as are necessary to properly transfer the Metallica shares from Metallica to Glamis under the laws of Canada. The Metallica shares so delivered shall be priced at the greatest allowable discount under applicable Canadian and/or TSE rules from the average closing price of Metallica shares on the Toronto Stock Exchange for twenty (20) trading days preceding the date on which the payment became due to Glamis. In the event that Metallica elects to deliver common shares to Glamis in lieu of cash as provided in this Section 2(b), the following terms and covenants shall apply:

                           (i) In the event that Glamis wishes to sell more than one hundred thousand (100,000) Metallica shares during any ten (10) day trading period, Glamis shall provide Metallica not less than forty-eight (48) hours notice to provide Metallica the opportunity to place the shares at the then-prevailing market price. If Metallica is unable to place the shares or fails to respond to Glamis with the forty-eight (48) hour period, Glamis shall be free to sell the shares in the open market;

                           (ii) In the event that Metallica intends to conduct any equity financing by way of public issue or private placement while Glamis still holds Metallica shares, Metallica shall notify Glamis of the same and shall provide Glamis the opportunity, exercisable at Glamis's sole discretion, to sell all or a portion of its shares in the same transaction. The maximum number of Glamis's Metallica shares to be included in the equity financing shall be the same percentage of the total shares to be issued as Glamis's Metallica shares represent of the total issued and outstanding shares of Metallica prior to the equity financing; and

                           (iii) Metallica shall warrant to Glamis, at the time of delivery of the Metallica shares, that: (A) Metallica is the lawful and registered owner of the Metallica shares, free and clear of all claims, liens, encumbrances, assessments and rights of third parties; (B) no third party has subscribed to or has any right to subscribe to the purchase or other acquisition of the Metallica shares; and (C) neither Glamis nor Metallica is or will be required to give any notice or to obtain any consent from any person, entity or governmental authority in connection with the transfer to Glamis of the Metallica shares.

         3. Representations and Warranties. Metallica represents and warrants to Glamis that:

                  (a) Relationship to Raleigh. Metallica is the direct corporate parent of Raleigh. As of the Effective Date Raleigh is the direct corporate parent of MSX. Metallica will benefit directly and indirectly by Glamis's entering into the Agreement.

                  (b) Organization and Good Standing. Metallica is a corporation duly incorporated and validly existing under the law of the jurisdiction of its incorporation and. is qualified to conduct business and is in good standing in those jurisdictions where necessary to carry out the purposes of this Guaranty; has a1l requisite legal rights and full power and authority to own and operate its assets and properties as currently owned and operated and to carry on its business as now being conducted; and is not in default under or in violation of any provision of its charter or other organizational documents.

                  (c) Capacity and Authorization. Metallica has the legal right and full power and authority to enter into, deliver and perform this Guaranty; all corporate and other actions required to be taken in order to permit Metallica to enter into, deliver and perform this Guaranty have been properly and validly taken; and all government, shareholder and other consents, if any, currently required to be obtained for such purposes have been obtained and remain in effect.

                  (d) No Conflicts. Neither the execution, delivery or performance of this Guaranty by Metallica will: (a) contravene, conflict with or result in a violation or breach of any provision of the charter or organizational documents of Metallica or of any resolution of the board of directors or stockholders of Metallica; (b) contravene, conflict with or result in a violation or breach of, or give any governmental body or other person or entity the right to challenge such execution, delivery or performance or to exercise any remedy or obtain any relief under, any existing legal requirements, order, decree, contract, agreement or commitment to which Metallica may be subject; or (c) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate or modify, any existing governmental consent, license, permit, approval or authorization.

                  (e) Consents. Metallica is not and will not be required to give any notice to or obtain any consent, license, permit, approval or authorization from any person or entity in connection with the execution, delivery and performance of this Guaranty.

                  (f) Valid and Binding Obligations. This Guaranty has been duly executed and delivered by Metallica and is valid, binding and enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and except as may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4. No Exhaustion. Metallica hereby waives any legal or equitable requirement that Glamis institute any action or exhaust any remedies against Raleigh and/or MSX before proceeding under the Guaranty contained in Section 2. Glamis shall have no obligation to provide Metallica with any information or notice whatsoever regarding the following: (i) any amendment or modification of any of the Guaranteed Instruments; or (ii) any performance or non-performance by Raleigh or MSX of its or their obligations under any of the Guaranteed Instruments. Raleigh and/or MSX may amend, enlarge, or replace the terms of any or all of the Guaranteed Instruments, or any of its or their obligations thereunder without the consent of Metallica and without effect upon the validity of this Guaranty. This Guaranty shall be binding and enforceable upon Metallica withstanding any bankruptcy or similar or related filing or liquidation or dissolution on the part of Raleigh or MSX.

         5. No Release or Impairment. The obligations, covenants, agreements and duties of Metallica under this Guaranty shall not be released, diminished or impaired in any manner whatsoever without the written consent of Glamis, notwithstanding any act, omission or thing that might, but for the provision hereof, otherwise operate as a legal or equitable discharge of Metallica, including but not limited to any or all of the following: (a) any assignment, endorsement or transfer, in whole or in part, of any or all of the Guaranteed Instruments, or Metallica's, Raleigh's or MSX's obligations thereunder, although made without notice to or the consent of Metallica; (b) any waiver, release or discharge by Glamis of the performance or observance by Metallica, Raleigh or MSX of any of the agreements, covenants, terms or conditions contained in any of the Guaranteed Instruments or in this Guaranty;
(c) any extension or shortening of the time for performance of, or other adjustment, indulgence, forbearance or compromise of, any or all of Raleigh's, MSX's or Metallica's obligations under any of the Guaranteed Instruments; (d) the renewal, rearrangement, modification or amendment, whether material or otherwise, of any duty, agreement, covenant or obligation of Metallica, Raleigh or MSX set forth in any of the Guaranteed Instruments; (e) the voluntary or involuntary liquidation, sale, dissolution or other disposition of all or substantially all of the assets of any or all of Metallica, Raleigh or MSX; (f) any receivership, insolvency, bankruptcy, reorganization or other similar or related proceedings or the lack of corporate capacity or power, affecting any or all of Metallica, Raleigh or MSX, or any of their assets; (g) the operation of law or any other cause, whether similar or dissimilar to the foregoing; (h) the failure by Glamis to file or enforce a claim against the estate, successors or assigns of Raleigh or MSX, or any beneficiary of any liquidation or dissolution of Raleigh or MSX or any other person or entity; (i) any defenses, setoffs or counterclaims that may be available to Metallica, Raleigh or MSX or any of them, or any other person or entity; or (j) any neglect, delay, omission, failure or refusal of Glamis to take or prosecute any action for the performance of any obligation of Metallica, Raleigh or MSX arising under the Guaranteed Instruments.

         6. Waiver of Notices. Metallica hereby expressly waives notice of all forms of notices and demands, including presentment for payment, notice of nonpayment, protest and notice thereof, notice of dishonor, notice of acceleration, and diligence in bringing suit against any persons liable or potentially liable for performance of any of Raleigh's and/or MSX's obligations under any of the Guaranteed Instruments.

         7. Cumulative Remedies. All rights and remedies of Glamis under this Guaranty are cumulative of each other and of every other right or remedy that Glamis may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         8. Notices. Any notice or other communication hereunder shall be given in writing and delivered by hand, by overnight courier or by facsimile at the following addresses:

                  If to Glamis:     Glamis de Mexico, S.A. de C.V
                                    Attn: Secretary
                                    c/o Glamis Gold Ltd.
                                    5190 Neil Road, Suite 310
                                    Reno, Nevada 89510
                                    FAX: 775-827-6992

                  with copy to:     Glamis Gold Ltd.
                                    Attn: Sr. Vice-President and General Counsel
                                    5190 Neil Road, Suite 310
                                    Reno, Nevada 89510
                                    FAX: 775-827-6992

                  If to Metallica:  Metallica Resources Inc.
                                    c/o Metallic Management Inc.
                                    Attn: President and CEO
                                    12200 E. Briarwood Avenue, Suite 165
                                    Centennial, Colorado 80112
                                    FAX: 303-796-0265

Metallica and Glamis may change its address hereunder by written notice to the other. All notices shall be effective and shall be deemed delivered (i) if by hand, or by overnight courier, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours on the next business day following delivery, (ii) if by electronic communication, on the next business day following receipt of electronic communication, and (iii) if by mail, on the next business day after actual receipt. For the purposes of the foregoing, "normal business hours" shall mean 8:00 a.m. to 5:00 p.m., local time, and "business day" shall mean any day other than Saturday, Sunday or a legal holiday in the local jurisdiction.

         9. Attorney's Fees. If Metallica should breach or fail to perform any provision of this Guaranty, Metallica agrees to pay Glamis all costs and expenses (including court costs and reasonable attorneys' fees, whether or not suit is commenced) incurred by Glamis in the enforcement of this Guaranty.

         10. Governing Law/Venue. This Guaranty shall be governed and interpreted in accordance with the laws of the State of Nevada, without regard to choice or conflict of laws rules or principles. The exclusive venue for any action brought to enforce or interpret this Guaranty shall be Reno, Nevada. Such an action may be brought in any federal or state court in Reno, Nevada. Metallica agrees to submit to the jurisdiction of such court and agrees that such jurisdiction and venue is fair, reasonable, appropriate and convenient.

         11. Binding Effect. This Guaranty shall be binding upon and inure the benefit of the respective successors and assigns of Metallica and Glamis.

         IN WITNESS WHEREOF, this Guaranty has been executed and made effective as of the Effective Date by Metallica Resources Inc.

                                                 "METALLICA"

                                                 METALLICA RESOURCES INC.,
                                                 a Canadian federal corporation

                                                 By:    /s/ Bradley J. Blacketor
                                                 Name:  Bradley J. Blacketor
                                                 Title: Secretary

                                    EXHIBIT H
                                       to
                            Share Purchase Agreement
                         dated February 12, 2003, among
      Glamis de Mexico, S.A. de C.V., Raleigh Mining International Limited,
          Metallica Resources, Inc. and Minera San Xavier, S.A. de C.V.

                          LIST OF TRANSFERRED EMPLOYEES

         COMPLETE NAME                      DATE OF HIRING       TYPE OF CONTRACT
----------------------------------------------------------------------------------
OFFICE:
----------------------------------------------------------------------------------
CLAUDIA GOMEZ SANCHEZ                      May 2, 1997          Full time
----------------------------------------------------------------------------------
SERGIO ENRIQUE LOPEZ BRIONES               March 2, 1998        Full time
----------------------------------------------------------------------------------
JUAN JOSE SALDANA DELGADO                  March 23, 1998       Full time
----------------------------------------------------------------------------------
JOEL FLORES NAJERA                         January 16, 2002     Full time
----------------------------------------------------------------------------------
MARCIA EUGENIA SANCHEZ JIMENEZ             July 1, 2002         Full time
----------------------------------------------------------------------------------
SOFIA CIBRIAN FLORES (Custodian)           January 11, 1999     Full time
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
WATHCMEN:
----------------------------------------------------------------------------------
ABUNDIO ALVARADO MUNOZ                     March 23, 1998       Full time
----------------------------------------------------------------------------------
FELIPE ALVARADO MUNOZ                      February 1, 1998     Full time
----------------------------------------------------------------------------------
GILBERTO ALVARADO CASTILLO                 May 18, 1998         Full time
----------------------------------------------------------------------------------
ESPIRIDION ALVAREZ FLORES                  May 18, 1998         Full time
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
INAH ARCHEOLOGY WORK CREW:
----------------------------------------------------------------------------------
IGNACIO MUNOZ SIFUENTES                    January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
JOSE JASSO SANCHEZ                         January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
VICTOR SANCHEZ JASSO                       January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
JOAQUIN ALVARADO ALVAREZ                   January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
JOSE ROBERTO MUNOZ FLORES                  January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
MIGUEL ANGEL ALVARADO                      January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
ALVARADO
----------------------------------------------------------------------------------
JUAN PICASSO PARDO                         January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
NESTOR JASSO JASSO                         January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
PEDRO ALVARADO ALVAREZ I                   January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
PEDRO ALVARADO ALVAREZ II                  January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
ANDRES PUENTE MORALES                      January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
MIGUEL BLANCO GARCIA                       January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------
HECTOR GUTIERREZ MARQUEZ                   January 1, 2003      Temporary 3 months
----------------------------------------------------------------------------------

                                      H-1